                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A)OF THE SECURITIES EXCHANGE ACT OF
                                     1934

FILED BY THE REGISTRANT [X]               FILED BY A PARTY OTHER THAN THE
                                          REGISTRANT [_]

CHECK THE APPROPRIATE BOX:

[_]Preliminary Proxy Statement            [_]Confidential, for Use of the
[X]Definitive Proxy Statement                Commission Only (as permitted by
[_]Definitive Additional Materials           Rule 14a-6(e)(2))
[_]Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            CAPITAL RE CORPORATION
               (Name of Registrant as Specified In Its Charter)

             ____________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]No fee required

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:
   __________________________________________________________________________
  2) Aggregate number of securities to which transaction applies:
   __________________________________________________________________________
  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(Set forth the amount on which the filing fee is calculated and state how it was determined)
   __________________________________________________________________________
  4) Proposed maximum aggregate value of transaction:
   __________________________________________________________________________
  5) Total fee paid:
   __________________________________________________________________________

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount previously paid:
   __________________________________________________________________________
  2) Form, Schedule or Registration Statement No.:
   __________________________________________________________________________
  3) Filing Party:
   __________________________________________________________________________
  4) Date Filed:
   __________________________________________________________________________

Notes:_________________________________________________________________________

                            CAPITAL RE CORPORATION
                          1325 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10019

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

  The 1997 Annual Meeting of Stockholders of Capital Re Corporation will be held at The Equitable Tower, 787 7th Avenue, 49th Floor, New York, New York 10019, on Wednesday, May 21, 1997 at 10:00 a.m. for the following purposes:

     1. To elect a Board of Directors for the ensuing year.

     2. To vote on the adoption of the 1997 Employee Stock Option Plan.

     3. To vote on the adoption of the Capital Re Corporation Performance Share Plan.

     4. To vote on the adoption of the Capital Re Corporation Annual Incentive Plan for Covered Executives.

     5. To consider and act upon such other business as may properly come before the meeting.

  Whether or not you expect to attend the meeting, you are requested to sign, date and return the enclosed proxy as promptly as possible in the enclosed stamped envelope.

                                          By Order of the Board of Directors

                                          /s/ Alan S. Roseman

                                          Alan S. Roseman
                                          Secretary

New York, New York
April 22, 1997

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 21, 1997

  This Proxy Statement is furnished on or about April 22, 1997 to stockholders of Capital Re Corporation (the "Corporation"), 1325 Avenue of the Americas, New York, New York 10019, in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the Annual Meeting of Stockholders. The stockholder giving the proxy has the power to revoke the proxy at any time before it is exercised. Such right of revocation is not limited by or subject to compliance with any formal procedure.

  The cost of soliciting proxies will be borne by the Corporation. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of the Corporation's Common Stock, and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by mail, personal interview, telephone and telegraph by officers and other management employees of the Corporation, who will receive no additional compensation for their services.

  At the close of business on April 17, 1997, there were 16,061,462 shares of the Common Stock of the Corporation outstanding and entitled to vote at the meeting. Only stockholders of record on April 17, 1997 will be entitled to vote at the meeting, and each share will have one vote.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

GENERAL

  Ten directors are to be elected. It is intended that the votes represented by the proxies will be cast for the election as directors (for a term of one year or until their successors are chosen and qualified) of the persons listed below. Each of the nominees is currently a director of the Corporation.

  The following table presents information concerning persons nominated for election as directors of the Corporation, including their current membership on committees of the Board of Directors, principal occupations or affiliations during the last five years and certain other directorships held.

Michael E. Satz....................  Chairman--Nominating Committee and
                                     Member--Investment Committee and Special
                                     Transactions Committee. Mr. Satz, age 48, has been President and Chief Executive Officer of the Corporation since its founding in 1988 and Chairman of the Board since 1989. From 1985 to 1988, Mr. Satz was Senior Executive Vice President and Chief Operating Officer of AMBAC Indemnity Corporation. Mr. Satz is also a director of GCR Holdings Limited, the parent of Global Capital Reinsurance Limited, a specialist in underwriting international property catastrophe exposures, and a director of Financial Structures Limited, a specialist in underwriting residual value insurance.

Harrison W. Conrad, Jr.............  Member--Compensation Committee,
                                     Investment Committee, Nominating
                                     Committee and Special Transactions
                                     Committee. Mr. Conrad has been self-
                                     employed as a financial adviser since
                                     September 1995. Prior thereto, Mr. Conrad was with J.P. Morgan & Company, Inc. Mr. Conrad, 62, has been a director of the Corporation since December 1996.

Richard L. Huber...................  Chairman--Special Transactions Committee
                                     and Member--Audit Committee. Vice
                                     Chairman for Strategy and Finance of
                                     Aetna Life & Casualty Co. since February
                                     1995. Mr. Huber was Managing Director of
                                     Grupo Wasserstein Perella from August
                                     1994 until February 1995 and Vice
                                     Chairman of Continental Bank Corporation from January 1990 to July 1994. Mr. Huber, age 60, has been a director of the Corporation since March 1993 and is also a director of Aetna Inc.

Steven D. Kesler...................  Member--Compensation Committee,
                                     Investment Committee, Nominating
                                     Committee and Special Transactions
                                     Committee. President of Constellation
                                     Investments, Inc. ("Constellation"), an
                                     indirect subsidiary of Baltimore Gas and Electric Company, since 1988. From 1985 to 1987, Mr. Kesler was Treasurer and Assistant Secretary for Constellation Holdings, Inc., the parent of
                                     Constellation. Mr. Kesler, age 45, has
                                     been a director of the Corporation since its founding in 1988.

Steven H. Newman...................  Chairman--Compensation Committee and
                                     Member-- Investment Committee, Nominating
                                     Committee and Special Transactions
                                     Committee. Chairman and President of
                                     Underwriters Re Group, Inc. since 1987.
                                     Mr. Newman, age 53, is also Chairman of
                                     GCR Holdings Limited and a director of
                                     Chicago Title and Trust and World
                                     Minerals.

Philip Robinson....................  Chairman--Audit Committee and Member--
                                     Special Transactions Committee. Mr.
                                     Robinson was Chairman of Sunbury
                                     Investment Co. Ltd. from 1985 to 1994.
                                     Mr. Robinson, age 71, has been a director of the Corporation since March 1993.

Edwin L. Russell...................  Member--Compensation Committee,
                                     Nominating Committee and Special
                                     Transactions Committee. Chairman of the
                                     Board of Directors, President and Chief
                                     Executive Officer of Minnesota Power &
                                     Light Company ("Minnesota Power") since
                                     1995. From 1989 to 1995, Mr. Russell was
                                     Group Vice President of J.M. Huber Corp.
                                     Mr. Russell, age 52, has been a director of the Corporation since December 1996 and is also a director of Utech, American Paging, Inc. and Tennant Co.

Dan R. Skowronski..................  Member--Audit Committee. General Counsel
                                     of Constellation Holdings, Inc. since
                                     September 1994. Mr. Skowronski has been
                                     an attorney with Constellation Holdings,
                                     Inc. since January 1989. Mr. Skowronski, age 47, has been a director of the Corporation since December 1994.

Barbara D. Stewart.................  Member--Audit Committee, Compensation
                                     Committee and Nominating Committee.
                                     President of Stewart Economics, Inc.
                                     since 1981. Ms. Stewart, age 53, has been a director of the Corporation since December 1996.

Jeffrey F. Stuermer................  Chairman--Investment Committee and
                                     Member--Audit Committee. Manager, Tax for
                                     Minnesota Power since January 1992. Mr.
                                     Stuermer was Manager, Investments for
                                     Minnesota Power for at least five years
                                     prior to January 1992. Mr. Stuermer, age
                                     49, has been a director of the
                                     Corporation since its founding in 1988.

  The Corporation, certain management and other stockholders, and Minnesota Power and Constellation (the "Institutional Stockholders") are parties to a Stockholders' Agreement dated as of January 17, 1992, as amended (the "1992 Stockholders' Agreement"). The 1992 Stockholders' Agreement requires each party thereto to vote the shares of Common Stock it holds at all elections of directors in favor of the person then serving as Chief Executive Officer, two persons designated by each Institutional Stockholder holding at least 13% of the outstanding voting stock of the Corporation, and one person designated by each Institutional Stockholder holding at least 8% and up to 13% of that stock. Under this arrangement each of Minnesota Power and Constellation currently has the right to designate two persons for election to the Board of Directors, and all parties to the 1992 Stockholders' Agreement, beneficially owning 39.26% of the outstanding Common Stock in the aggregate, are obligated to vote their shares in favor of election of those persons and Mr. Satz, who is currently serving as Chief Executive Officer. Stockholders who are not parties to the 1992 Stockholders' Agreement are not obligated to vote their shares for the persons designated under the 1992 Stockholders' Agreement. The parties to the 1992 Stockholders' Agreement have also agreed to vote for the removal of a designated director only for cause or if requested by the designating Institutional Stockholder. Under the 1992 Stockholders' Agreement, Jeffrey F. Stuermer and Edwin L. Russell are designees of Minnesota Power; Edwin L. Russell replaced Dennis L. Hollingsworth, who resigned from the Board of Directors on September 19, 1996, as the designee of Minnesota Power. Steven
D. Kesler and Dan R. Skowronski are designees of Constellation. See "Beneficial Ownership of Common Stock."

  The 1992 Stockholders' Agreement also grants each Institutional Stockholder certain registration rights with respect to Common Stock held by it. One or more holders of at least 10% of the Institutional Stockholders' aggregate holdings of Common Stock may request the Corporation to register shares of Common Stock held by them on two occasions. Both Minnesota Power and Constellation own sufficient shares to exercise such rights individually. In addition, Institutional Stockholders have limited rights to include shares in offerings initiated by the Corporation.

BOARD COMMITTEES

  The Board of Directors has established an Audit Committee, a Nominating Committee, a Compensation Committee, an Investment Committee and a Special Transactions Committee.

  The Audit Committee is responsible for recommending the selection of independent accountants, reviewing the independent accountants' assessments of the adequacy of the Corporation's internal control system and of the appropriateness of accounting principles and financial disclosure practices, and reviewing the scope and results of the internal and external audit process. This Committee met four times during 1996.

  The Nominating Committee is responsible for recommending to the full Board of Directors potential nominees for directors. This Committee met one time during 1996. The Nominating Committee will consider nominees recommended by the stockholders of the Corporation. Any stockholder wishing to recommend a nominee to the Nominating Committee should send a letter addressed to Mr. Satz, at the Corporation's address, setting forth the name of the nominee being recommended together with a description of his or her qualifications.

  The Compensation Committee is responsible for determining the compensation of senior officers of the Corporation, reviewing the compensation plans and programs of the Corporation and administering the 1992 Stock Option Plan and the Corporation's Bonus Plan described below. This Committee met ten times during 1996.

  The Investment Committee is responsible for approving the Corporation's investment guidelines and policies and reviewing investment strategy and management. This Committee met four times during 1996.

  The Special Transactions Committee is responsible for evaluating material transactions which the Corporation is considering. This Committee did not meet during 1996.

ATTENDANCE AT MEETINGS

  During 1996, the Board of Directors held four meetings. Each director of the Corporation attended 75% or more of all Board of Director meetings (held during the period during which he or she was a director) and meetings of each committee on which he served, except for Ms. Stewart, who was appointed to the Board of Directors in September 1996 but did not attend the December 1996 Board of Directors meeting.

DIRECTORS' FEES

  The Corporation has adopted a policy of paying fees to non-employee directors in the amount of $25,000 per year plus $1,000 for each meeting of the Board attended and $500 (or $1,000 in the case of the Committee Chairman) for each meeting of each Committee thereof attended. These directors (other than those designated by the Institutional Stockholders) also participate in the Directors' Stock Option Plan, under which each receives an option to purchase 1,500 shares of Common Stock each year during the first three years beginning with his election to the Board. Mr. Huber and Mr. Robinson have each received options to purchase 1,500 shares in each of 1993 and 1994; each of them and Mr. Newman received options to purchase 1,500 shares in 1995; Mr. Conrad, Mr. Newman and Ms. Stewart each received options to purchase 1,500 shares in 1996; and Mr. Conrad, Mr. Newman and Ms. Stewart will each receive options to purchase 1,500 shares in 1997.

REPORTS OF BENEFICIAL OWNERSHIP

  The Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and 10% stockholders to file reports of beneficial ownership of equity securities of the Corporation and to furnish copies of such reports to the Corporation. Based on a review of such reports, the Corporation believes that, during the fiscal year ended December 31, 1996, all such filing requirements were met.

                               OTHER INFORMATION

LOANS TO MANAGEMENT

  Tax Equalization Loans. In order to equalize the after-tax economic benefits of participation by executives in the Corporation's 1988 Stock Incentive Plan (the "1988 Plan"), the Corporation made certain loans to employees awarded shares of restricted stock under the 1988 Plan. Each of these loans bears interest at the "Applicable Federal Rate" as determined from time to time in accordance with Section 7872(f)(2) of the Internal Revenue Code of 1986, as amended. The Corporation has agreed to forgive the interest on these loans and has granted bonuses to loan recipients to pay their income taxes attributable to that forgiveness. Each such loan is due and payable on the earlier of three years after the termination of employment with the Corporation or the realization by the employee of gain on the sale of restricted Common Stock granted under the 1988 Plan. The amounts of certain of these loans outstanding as of December 31, 1996 are as follows: Mr. Satz, $402,343; Mr. Jurschak, $112,612; Mr. Buzen, $87,132; and Mr. Donnelly, $119,151.

  Secured Loan Program. From September 1990 until April 1992, the Company had in effect the Secured Loan Program under which designated executive officers (limited to the President and Executive Vice Presidents of the Corporation) could borrow from the Corporation up to 50% of the book value of the borrower's then vested shares of restricted Common Stock awarded to the borrower under the 1988 Plan described above. These loans were in addition to any loans which eligible borrowers may have had outstanding from time to time under the Corporation's tax equalization loan program adopted in connection with the 1988 Plan. Interest on the unpaid principal balance of these loans accrues at a rate equal to 1% over the rate on five-year U.S. Treasury Notes as of the date immediately preceding the date of the borrowing, and is payable annually on March 1 of each year. The loans are due and payable in full no later than five years from the date of borrowing. To secure the repayment obligation, the borrowers pledged to the Corporation certain shares of restricted Common Stock issued to them under the 1988 Plan.

  In September 1990, the Corporation made a $750,000 loan to Mr. Satz; in January 1991, the Company made a $50,000 loan to Mr. Satz; and in May 1991, the Company made a $200,000 loan to Mr. Satz. These loans were consolidated and refinanced in September 1995 and Mr. Satz executed a new promissory note in the amount of $1,139,109.42. Interest on the unpaid principal balance accrues at the applicable Federal Rate provided under the Internal Revenue Code and is due on March 1 of each year. One hundred thousand dollars of the principal amount is due and payable on March 1, 1997 and each March 1 thereafter through March 1, 2000. The remaining unpaid principal balance is due on March 1, 2001.

  Other Loan. Laurence C. D. Donnelly, Executive Vice President of the Corporation, has an outstanding loan payable to the Corporation in the amount of $30,000, which bears interest at the "Applicable Federal Rate" determined from time to time pursuant to the Internal Revenue Code. The Corporation has agreed to forgive payment of the annual interest. The loan is due and payable on the earliest to occur of (i) the third anniversary following the termination of his employment by the Corporation other than termination for cause, (ii) five days after the termination of his employment by the Corporation for cause or (iii) the realization of any proceeds on the sale of the stock securing the loan. The loan is secured by a pledge of certain shares of Mr. Donnelly's Common Stock of the Corporation obtained under the 1988 Plan.

  See "Compensation Committee Interlocks and Insider Participation" on page 22 for a discussion of certain other transactions.

BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth certain information as of February 28, 1997 (unless otherwise specified) with respect to the beneficial ownership of the Corporation's Common Stock by each person who is known to the Corporation to beneficially own more than 5% of the outstanding shares of Common Stock, each director, each Named Officer (as defined below), and all directors and executive officers as a group. Unless otherwise described below, all shares are held with sole voting and dispositive power by the parties shown.

                                                         SHARES OF
                                                        COMMON STOCK
NAME AND ADDRESS OF                                     BENEFICIALLY    PERCENT
BENEFICIAL OWNER                                           OWNED        OF CLASS
-------------------                                     ------------    --------
Minnesota Power(1).....................................  3,265,740       20.60%
30 W. Superior Street
Duluth, Minnesota 55802

Constellation Investments, Inc.(1).....................  2,481,920       15.65%
250 W. Pratt Street, 23rd floor
Baltimore, Maryland 21201

J.P. Morgan & Co. Incorporated.........................  1,658,600(2)     10.4%
60 Wall Street
New York, New York 10260

Michael E. Satz (1)....................................    251,875(3)      1.6%

Harrison W. Conrad, Jr.................................      1,600(4)       *

Richard L. Huber.......................................      4,500(5)       *

Steven D. Kesler.......................................        --          --

Steven H. Newman.......................................      8,000(6)       *

Philip Robinson........................................      4,500(7)       *

Edwin L. Russell.......................................        --          --

Dan R. Skowronski......................................        --          --

Barbara D. Stewart.....................................      1,500(8)       *

Jeffrey F. Stuermer....................................        --          --

Jerome F. Jurschak(1)..................................    224,825(9)      1.4%

David A. Buzen.........................................    122,975(10)      *

Laurence C.D. Donnelly.................................    116,160(11)      *

Joseph W. Swain, II....................................     70,900(12)      *

All Directors and Executive Officers as a group (17
persons)...............................................    912,775(13)     5.6%

--------
  *  Less than 1%
 (1) Parties to the 1992 Stockholders' Agreement. Constellation is an indirect subsidiary of Baltimore Gas and Electric Company. Under the voting provisions of the 1992 Stockholders' Agreement, each Institutional Stockholder party to the 1992 Stockholders' Agreement may be deemed to have shared voting power with respect to the shares of all parties to the 1992 Stockholders' Agreement and, accordingly, for certain limited purposes of the Federal securities laws, each Institutional Stockholder may be deemed to be the beneficial owner of the shares beneficially held by all parties to the 1992 Stockholders' Agreement.
 (2) Based on a Schedule 13G filed with the Securities and Exchange Commission for the year ended December 31, 1996.

 (3) Includes 51,675 shares Mr. Satz has the right to acquire within sixty days through exercise of outstanding options.
 (4) Includes 1,500 shares Mr. Conrad has the right to acquire within sixty days through exercise of outstanding options.
 (5) Includes 4,500 shares Mr. Huber has the right to acquire within sixty days through exercise of outstanding options.
 (6) Includes 3,000 shares Mr. Newman has the right to acquire within sixty days through exercise of outstanding options.
 (7) Includes 4,500 shares Mr. Robinson has the right to acquire within sixty days through exercise of outstanding options.
 (8) Includes 1,500 shares Ms. Stewart has the right to acquire within sixty days through exercise of outstanding options.
 (9) Includes 99,825 shares Mr. Jurschak has the right to acquire within sixty days through exercise of outstanding options.
(10) Includes 93,075 shares Mr. Buzen has the right to acquire within sixty days through exercise of outstanding options.
(11) Includes 95,075 shares Mr. Donnelly has the right to acquire within sixty days through exercise of outstanding options.
(12) Includes 70,550 shares Mr. Swain has the right to acquire within sixty days through exercise of outstanding options.
(13) Includes an aggregate of 508,950 shares that the executive officers and directors have the right to acquire within sixty days through exercise of outstanding options.

                                 COMPENSATION

EXECUTIVE COMPENSATION

  The following table sets forth the annual and long-term compensation for services in all capacities to the Corporation for the fiscal years ended December 31, 1996, 1995 and 1994 of the Chief Executive Officer and the other four most highly compensated executive officers of the Corporation as of December 31, 1996 (the "Named Officers").

                          SUMMARY COMPENSATION TABLE

                                                       LONG TERM COMPENSATION
                                ANNUAL COMPENSATION            AWARDS
                                ------------------- ----------------------------
                                                      OTHER
                                                     ANNUAL    STOCK   ALL OTHER
NAME AND                                             COMPEN-  OPTIONS   COMPEN-
PRINCIPAL POSITION         YEAR  SALARY   BONUS(1)  SATION(2) (SHARES) SATION(3)
------------------         ---- --------- --------- --------- -------- ---------
Michael E. Satz..........  1996 $ 463,000 $ 680,000  $14,087   58,000  $110,518
 Chairman of the Board,    1995 $ 441,000 $ 670,000  $15,097   50,000  $109,851
 President and Chief       1994 $ 420,000 $ 660,000  $12,234   48,700  $101,368
 Executive Officer

Jerome F. Jurschak.......  1996 $ 323,000 $ 335,000  $ 5,610   26,800  $ 68,089
 Executive Vice President  1995 $ 308,500 $ 315,000  $ 6,013   24,500  $ 63,753
                           1994 $ 294,000 $ 300,000  $ 4,872   24,500  $ 63,987

David A. Buzen...........  1996 $ 280,000 $ 285,000  $ 4,341   26,800  $ 50,132
 Executive Vice            1995 $ 225,000 $ 180,000  $ 4,652   20,500  $ 43,890
 President, and Chief      1994 $ 215,000 $ 175,000  $ 3,770   21,500  $ 42,040
 Financial Officer

Laurence C.D. Donnelly...  1996 $ 280,000 $ 285,000  $ 7,431   26,800  $ 56,469
 Executive Vice President  1995 $ 225,000 $ 220,000  $ 7,964   24,500  $ 51,734
                           1994 $ 212,000 $ 240,000  $ 6,453   21,500  $ 45,391

Joseph W. Swain, II......  1996 $ 229,000 $ 230,000      --    21,500  $ 42,584
 Senior Vice President     1995 $ 218,500 $ 200,000      --    20,500  $ 41,456
                           1994 $ 208,000 $ 190,000      --    17,500  $ 39,367

--------
(1) See the Compensation Committee Report on Executive Compensation below for a description of the Incentive Plan.
(2) Represents amounts paid to the Named Officers for taxes attributable to the forgiveness of interest on the loans described under "Other Information-- Loans to Management--Tax Equalization Loans."
(3) "All Other Compensation" for 1996 includes the following: (i) contributions to the Corporation's 401(k) Plan in the amount of $9,000 for each of the Named Officers; (ii) premiums paid by the Corporation pursuant to a split-dollar life insurance plan in the amount of $24,000, $17,500, $10,850, $10,000 and $11,400 for Messrs. Satz, Jurschak, Buzen, Swain and Donnelly, respectively; (iii) contributions to the Corporation's qualified profit sharing plan in the amount of $8,250 for each of the Named Officers; (iv) contributions to the Corporation's non-qualified profit sharing plan in the amount of $54,042, $26,825, $16,992, $15,334 and $19,192 for Messrs. Satz,
    Jurschak, Buzen, Swain and Donnelly, respectively; and (v) interest forgiven on loans in the amount of $15,226, $6,514, $5,040 and $8,627 for Messrs. Satz, Jurschak, Buzen and Donnelly, respectively. "All Other Compensation" for 1995 includes the following: (i) contributions to the Corporation's 401(k) Plan in the amount of $9,000 for each of the Named Officers; (ii) premiums paid by the Corporation pursuant to a split-dollar life insurance plan in the amount of $24,000, $17,500, $7,500, $10,000 and $7,900 for
    Messrs. Satz, Jurschak, Buzen, Swain and Donnelly, respectively; (iii) contributions to the Corporation's qualified profit sharing plan in the amount of $8,250 for each of the Named Officers; (iv) contributions to the Corporation's non-qualified profit sharing plan in the amount of $52,283, $25,202, $13,739, $14,206 and $17,338 for Messrs. Satz, Jurschak, Buzen,
    Swain and Donnelly, respectively; and (v) interest forgiven on loans in the amount of $16,318, $3,801, $5,401 and $9,246 for

   Messrs. Satz, Jurschak, Buzen and Donnelly, respectively. "All Other Compensation" for 1994 includes the following: (i) contributions to the Corporation's 401(k) Plan in the amount of $9,000 for each of the Named Officers; (ii) premiums paid by the Corporation pursuant to a split-dollar life insurance plan in the amount of $24,000, $17,500, $7,500, $10,000 and $7,900 for Messrs. Satz, Jurschak, Buzen, Swain and Donnelly, respectively; and (iii) contributions to the Corporation's qualified profit sharing plan in the amount of $8,250 for each of the Named Officers; (iv) contributions to the Corporation's non-qualified profit sharing plan in the amount of $46,894, $23,580, $12,913, $12,117 and $12,748 to Messrs. Satz, Jurschak,
   Buzen, Swain and Donnelly, respectively; and (v) interest forgiven on loans in the amount of $13,224, $5,657, $4,377, and $7,493 for Messrs. Satz,
   Jurschak, Buzen and Donnelly, respectively.

OPTION GRANTS

  Shown below is information on grants to the Named Officers of stock options pursuant to the Corporation's 1992 Stock Option Plan during the year ended December 31, 1996.

                                              PERCENTAGE OF
                              NUMBER OF       TOTAL OPTIONS
                             SECURITIES         GRANTED TO    EXERCISE OR
                             UNDERLYING        EMPLOYEES IN   BASE PRICE  EXPIRATION    GRANT DATE
NAME                     OPTIONS GRANTED (#) FISCAL YEAR 1996  ($/SH)(1)     DATE    PRESENT VALUE(2)
----                     ------------------- ---------------- ----------- ---------- ----------------
Michael E. Satz.........       58,000             20.90%       $31.3750    02/05/06      $713,980
Jerome F. Jurschak......       26,800              9.66%       $31.3750    02/05/06      $329,908
David A. Buzen..........       26,800              9.66%       $31.3750    02/05/06      $329,908
Laurence C.D. Donnelly..       26,800              9.66%       $31.3750    02/05/06      $329,908
Joseph W. Swain, II.....       21,500              7.75%       $31.3750    02/05/06      $264,665

--------
(1) The exercise price was equal to the closing price of the Corporation's Common Stock on the date of grant as reported on the New York Stock Exchange-Composite Transactions. The options vest over a four year period commencing February 5, 1996.
(2) Based on the Black-Scholes option pricing model commonly used in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is a reasonable likelihood that the value realized by an executive will not be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility and future dividend yield.

AGGREGATE OPTION EXERCISES IN 1996 AND YEAR-END VALUES

  The following table provides information on option exercises in 1996 by the Named Officers and the value of such officers' unexercised options.

                                                  NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                           SHARES      VALUE       OPTIONS AT 12/31/96         AT 12/31/96(1)
                          ACQUIRED    REALIZED  ------------------------- -------------------------
NAME                     ON EXERCISE    1996    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ----------- ---------- ----------- ------------- ----------- -------------
Michael E. Satz.........   159,350   $2,823,556   12,500       119,850    $  282,812   $2,390,387
Jerome F. Jurschak......       --           --    80,875        57,425    $2,164,640   $1,155,184
David A. Buzen..........       --           --    75,875        52,925    $2,033,703   $1,046,809
Laurence C.D. Donnelly..       --           --    76,875        55,925    $2,056,328   $1,114,684
Joseph W. Swain, II.....    13,200   $  247,500   55,675        45,625    $1,486,028   $  911,984

--------
(1) Based on the closing price as reported on the New York Stock Exchange-Composite Transactions of the Corporation's Common Stock on that date ($46.625).

LONG-TERM INCENTIVE PLANS--AWARDS IN 1996

  The following table provides information on awards in 1996 to the Named Officers under the Performance Share Plan.

                                   PERFORMANCE   ESTIMATED FUTURE PAYOUTS IN
                                     OR OTHER   SHARES OF COMMON STOCK  UNDER
                                   PERIOD UNTIL NON-STOCK PRICE-BASED PLANS(1)
                                    MATURATION  --------------------------------
NAME                                OR PAYOUT    THRESHOLD   TARGET    MAXIMUM
----                               ------------ ----------- --------- ----------
Michael E. Satz...................   12/31/99       20,000     75,000    125,000
Jerome F. Jurschak................   12/31/99        3,600     13,500     22,500
David A. Buzen....................   12/31/99        3,600     13,500     22,500
Laurence C.D. Donnelly............   12/31/99        3,600     13,500     22,500
Joseph W. Swain, II...............   12/31/99        3,600     13,500     22,500

--------
(1) Payouts of awards are tied to achieving specified levels of return on equity and total shareholders return. The target amount will be earned if 100% of the targeted combination of earnings per share ("EPS") growth rate and relative total shareholders return, based on a peer group index ("relative TSR"), is achieved. The threshold amount will be earned at the achievement of 27% of the targeted combination of EPS growth rate and relative TSR, and the maximum award amount will be earned at achieving 167% of the targeted combination of EPS growth rate and relative TSR.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors has furnished the following report on its policies with respect to the compensation of executive officers. The report is not deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "1934 Act"), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933 or the 1934 Act.

  Decisions on compensation of the Corporation's executive officers generally are made by the Compensation Committee of the Board of Directors. No member of the Compensation Committee is an employee of the Corporation. During 1996, the Committee consisted of Steven Newman (Chairman), Harrison W. Conrad, Jr., Steven D. Kesler, Edwin L. Russell and Barbara D. Stewart. Mr. Newman was appointed Chairman on December 4, 1996 and replaced Mr. Huber who was not reappointed as a Committee member. Mr. Russell was appointed to the Compensation Committee on December 4, to replace Dennis L. Hollingsworth, who resigned from the Board of Directors on September 19, 1996. In September 1996, Mr. Conrad and Ms. Stewart were also appointed to the Compensation Committee. All decisions by the Compensation Committee relating to the compensation of the Corporation's executive officers are reviewed by its full Board, except for decisions concerning grants under the Corporation's 1992 Stock Option Plan, which must be made solely by the Committee in order for the grants to satisfy certain requirements under the 1934 Act.

 Compensation Policies Toward Executive Officers.

  The Compensation Committee's executive compensation policies are intended to provide competitive levels of compensation that reflect the Corporation's annual and long-term performance goals, reward superior corporate performance, recognize individual initiative and achievements, and assist the Corporation in attracting and retaining qualified executives. Compensation levels are based on a number of factors, including a comparison of compensation levels with other financial services firms and the four publicly traded financial guaranty insurance companies, adjusted somewhat to reflect relative size and maturity. These four companies are AMBAC Indemnity Corp., Enhance Financial Services, Inc., Financial Security Assurance, Inc. and MBIA, Inc. This group is more limited than the S&P Financial Indices peer group utilized in the performance graph on page 13, which includes a broad group of banking, insurance and other financial institutions. The Compensation Committee expects that compensation for the Named Officers will generally fall within the medium to high end of the range for the financial guaranty insurance company comparison group. In 1996, this expectation was met.

Compensation for each of the Named Officers, as well as other senior executives, consists of three basic elements: base salary, annual incentives and longer-term incentive compensation. The base salaries are fixed at levels which the Compensation Committee believes are comparable to those of executives of similar status in the financial guaranty insurance group. In addition to base salary, each executive officer is eligible to receive an annual bonus tied to the Corporation's success in achieving certain annual performance measures, as well as individual performance. The Board of Directors and the Compensation Committee also believe that longer-term incentives are appropriate to motivate and retain key personnel and that stock ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. Accordingly, the Compensation Committee has a policy of considering annual grants of stock options to executive officers under the 1992 Stock Option Plan and will similarly consider grants under the proposed 1997 Employee Stock Option Plan.

  The following describes in more specific terms the three elements of compensation that implement the Committee's compensation policies, with specific reference to compensation reported for 1996:

  BASE SALARY. Each year the Chief Executive Officer recommends to the Committee a base salary level for each of the Named Officers and other Senior Vice Presidents. In formulating such recommendations, the Chief Executive Officer considers comparison surveys done by the Corporation and outside advisers regarding the financial guaranty companies mentioned above, other more general national survey data and performance judgments as to the past and expected future contributions of the individual senior executives. The Committee then reviews the recommendations and fixes the base salaries of each of the executive officers and of the Chief Executive Officer based on such available competitive compensation data and the Committee's assessment of each officer's past performance and its expectation as to future contributions.

  ANNUAL BONUS PLAN. The Corporation's annual bonuses to its executive officers are based on both corporate and individual performance and are granted under a formal annual Bonus Plan which ties bonuses directly to certain performance criteria. Corporate performance is measured by reference to factors which reflect objective performance criteria over which management generally has the ability to exert some degree of control. These corporate performance factors are portfolio credit quality, annual new business production, annual expense and loss levels and annual profitability. For 1996, the specific annual corporate performance measures which the Committee believed reflected these factors and which highlighted the specific performance of departments within the Corporation were (i) average credit quality of new business production, (ii) gross written premiums, (iii) loss ratio (applicable generally only to the Corporation's mortgage guaranty business), (iv) investment performance (compared with index performance), (v) earnings per share and (vi) return on average equity. In 1996, each of these measures was assigned a target result. At the end of the year, actual results were compared to the target, the positive or negative deviation was compared for each measure and, based on the pre-established weighting of each measure, an overall Corporate Performance Rating was derived. For 1996, the Committee determined that the Corporation had exceeded the target amounts on an overall basis for the five performance measures and therefore assigned a Corporate Performance Rating for 1996 that was above the target Rating. In addition, under the Bonus Plan each individual is given an individual performance rating based on his or her core responsibilities. The individual performance rating is determined for each individual by the Compensation Committee based on the recommendation of the Chief Executive Officer. The individual performance rating is combined on a weighted basis with the Corporate Performance Rating (based on the level of the officer each rating is weighted from 20% to 80%). The combined performance rating is then used in a formula utilizing target bonuses and ranges for various executive levels to determine actual bonuses. Bonuses for 1994, 1995 and 1996 for each of the Named Officers, computed following this method, appear under the caption "Bonus" in the Summary Compensation Table on page 8. Beginning in 1997, annual bonuses to executive officers will generally be based upon the Corporation's Annual Incentive Plan for Covered Executives described in Proposal 4.

  LONG TERM COMPENSATION THROUGH STOCK OPTIONS. Prior to 1992, the Corporation had made grants under a restricted stock plan and a 1990 Long-Term Incentive Plan. These grants were designed to provide long-term incentives tied to increases in equity value. The plans were designed for a private company and were terminated in connection with the Corporation's initial public offering.

  The Corporation has adopted its 1992 Stock Option Plan (the "1992 Plan") to provide for discretionary grants of stock options to employees as a means of achieving the goal of creating long-term compensation incentives. Option grants are considered annually and are made at fair market value on the date of grant. All options granted under the 1992 Plan vest cumulatively to the extent of one-fourth of the amount granted on each of the first four anniversary dates of the date of effectiveness of such grants. Individual option grants were made by the Committee in 1996 based upon recommendations of the Chief Executive Officer and the Committee's own deliberations as to the individual's contribution to the Corporation, overall level of compensation and seniority. In 1996, the Committee determined the total number of options to be awarded largely based upon the Committee's assessment of the median level of options awarded on a normalized basis by the financial guaranty companies surveyed. In the future the Corporation will expect to make grants under the proposed 1997 Employee Stock Option Plan, assuming the plan is approved by stockholders.

  PERFORMANCE SHARE PLAN. In 1996 the Committee and the Board approved a Performance Share Plan (subject to approval by the stockholders at the 1997 annual meeting). This plan is intended as a further long-term compensation arrangement under which awards are made during periodic eligibility periods based upon achievement of specific performance goals. The plan, including initial 1996 grants are described in greater detail under Proposal 3.

 Mr. Satz's 1996 Compensation

  Mr. Satz generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation also consists of annual base salary, annual bonus and long-term equity-linked compensation. The Compensation Committee's general approach in setting Mr. Satz's compensation is to be competitive with the financial guaranty company comparison group, but to have a large percentage of his target compensation based upon objective long-term performance criteria.

  In determining Mr. Satz's combined performance rating for 1996, the Corporate Performance Rating was weighted 80% and his individual performance rating was weighted 20%, since his personal performance can normally be expected to have the largest impact on overall corporate performance. As discussed above, the Corporation exceeded its target corporate performance in 1996 and an above-target Corporate Performance Rating was assigned. Mr. Satz's stock option award in 1996 and the threshold, target and maximum shares awarded under the Performance Share Plan reflect the Committee's emphasis on long-term compensation as a large component of total compensation.

 Deductibility of Compensation

  Under Section 162(m) of the Internal Revenue Code, a publicly traded company is prohibited from receiving a tax deduction for compensation in excess of $1 million paid to the chief executive officer or any of its four other most highly compensated executive officers for any fiscal year. The prohibition does not apply to certain performance-based compensation. The Company's 1992 Plan has been structured in such a way that the Committee expects option grants under the plan to be treated as performance-based compensation which may be excluded from the deductibility limit, although the Bonus Plan currently would not qualify as a performance-based compensation plan because it has not been formally approved by stockholders in the manner required by the Internal Revenue Code. The Company's executive officer compensation for 1996 which is subject to the deductibility limit exceeded $1 million by $43,000. Subject to stockholder approval, the Company has adopted the Annual Incentive Plan for Covered Executives for 1997 which is intended to qualify amounts paid under the new plan as performance-based compensation for purposes of the Internal Revenue Code.

  Submitted by the Members of the Compensation Committee:

  Steven H. Newman, Chairman
  Harrison W. Conrad, Jr.
  Steven D. Kesler
  Edwin L. Russell
  Barbara D. Stewart

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

  The following graph shows a comparison of cumulative total returns for an investment in the Common Stock of the Corporation, the S&P 500 Composite Index and the S&P Financial Index. Although the SEC requires the Corporation to present such a graph for a five-year period, the Common Stock has been publicly traded only since April 8, 1992 and, as a result, the following graph commences as of such date. This graph is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the 1934 Act, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933 or the 1934 Act.



(1) The Corporation has determined to use a Custom Peer Group Index, consisting of the companies set forth in the following footnote, instead of the S&P Financial Index because the Corporation believes that the companies represented by the Custom Peer Group are more comparable to the Corporation than the companies represented by the S&P Financial Index.
(2) The Custom Peer Group consists of the following companies within the property-casualty industry, selected on the basis of size: Ambac Inc., ACE Ltd., Amerin Corp., Berkley Corp., CMAC Investment Corp., Enhance Financial Services Group, First American Financial Corp., Fidelity National Financial Inc., Financial Security Assurance Holding, Frontier Insurance Group Inc., Hartford Steam Boiler Inspection and Insurance Co., CapMAC Holdings Inc., Lawyers Title Corp., Markel Corp., MBIA Inc., Mid Ocean Ltd., MGIC Investment Corp., Nac Re Corp., Old Republic International Corp., The PMI Group Inc., Everest Reinsurance Holdings Inc., Stewart Information Services Corp., Triad Guaranty Inc., Terra Nova Holdings, Trenwick Group Inc., Transatlantic Holdings Inc., Exel Ltd., Alleghany Corp. and Zurich Reinsurance Centre Holdings.





LOGO

                                  PROPOSAL 2

                  ADOPTION OF 1997 EMPLOYEE STOCK OPTION PLAN

GENERAL

  The Board of Directors has approved and is proposing for stockholder approval the 1997 Employee Stock Option Plan (the "1997 Plan"). The purpose of the 1997 Plan is to enable eligible employees of the Corporation or any of its subsidiaries and other individuals to purchase shares of the Corporation's Common Stock and thus to encourage stock ownership by employees and officers of the Corporation and other individuals and to encourage the continued services of employees and officers of the Corporation and other individuals.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

1997 EMPLOYEE STOCK OPTION PLAN

  The Board of Directors has voted, subject to stockholder approval at the Annual Meeting, to adopt the 1997 Plan and to reserve 1,000,000 shares of Common Stock reserved for issuance under the 1997 Plan. The number of shares reserved for issuance is subject to adjustment upon the occurrence of certain events as described below. See "Description of the 1997 Plan."

  The Board of Directors of the Corporation believes that stock options are important to attract and to encourage the continued employment and service of officers and other key employees and other individuals by facilitating their purchase of a stock interest in the Corporation. In the judgment of the Board of Directors, an initial or increased option will be a valuable incentive and will serve to the ultimate benefit of stockholders.

  The following summary of the 1997 Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the 1997 Plan, which is attached hereto as Appendix A and is incorporated herein by reference.

DESCRIPTION OF THE 1997 PLAN

  The 1997 Plan provides for the grant of options that are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to employees of the Corporation or a subsidiary as well as the grant of non-qualifying options to (i) any officer or key employee of the Corporation or a subsidiary, (ii) to a trust for the benefit of any officer or key employee or group of key employees of the Corporation or a subsidiary or (iii) any other individual whose participation in the Plan is determined to be in the best interests of the Corporation by the Committee.

  The 1997 Plan is administered by Compensation Committee, which consists of five outside directors appointed by the Board of Directors. The Compensation Committee makes all determinations concerning the employees of the Corporation and its subsidiaries to whom incentive and non-qualifying options will be granted.

  The option exercise price for incentive stock options granted under the 1997 Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock). The option exercise price for non-incentive stock options granted under the 1997 Plan shall be set by the Committee. The maximum option term is 10 years (or five years in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock). Options may be exercised at any time after grant, except as otherwise provided in the particular option agreement. Options covering no more than 500,000 shares may be granted to any officer or other employee during the term of the Plan. There is also a $100,000 limit on the value of stock (determined at the time of grant) covered by incentive stock options that first become exercisable by an optionee in any calendar year. No option may be granted more than 10 years after the effective date of this Plan. The Committee may provide that options which are not incentive stock options may be transferable to family members of the optionee or a trust or partnership for the benefit of family members of the optionee.

  Payment for shares purchased under the 1997 Plan may be made either in cash or, if permitted by the particular option agreement, by exchanging shares of Common Stock of the Corporation with a fair market value equal to the total option exercise price or cash for any difference. Options may, if permitted by the particular option agreement, be exercised by directing that certificates for the shares purchased be delivered to a licensed broker as agent for the optionee, provided that the broker tenders to the Corporation cash or cash equivalents equal to the option exercise price plus the amount of any taxes that the Corporation may be required to withhold in connection with the exercise of the option.

  If an employee's employment with the Corporation or its subsidiaries terminates by reason of death or permanent and total disability, his or her options, whether or not then exercisable, may be exercised within one year after such death or disability unless a later date is otherwise provided in the particular option agreement (but not later than the date the option would otherwise expire). If the employee's employment terminates for any reason other than death or disability, options held by such optionee terminate three months after the date of such termination unless a later date is otherwise provided in the particular option agreement (but not later than the date the option would otherwise expire).

  If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or securities of the Corporation, by reason of merger, consolidation, reorganization, recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares without receipt of consideration by the Corporation, an appropriate and proportionate adjustment will be made in the number and kinds of shares subject to the 1997 Plan, and in the number, kinds, and per share exercise price of shares subject to the unexercised portion of options granted prior to any such change. Any such adjustment in an outstanding option, however, will be made without a change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the per share option price.

  Upon any dissolution or liquidation of the Corporation, or upon a reorganization, merger or consolidation in which the Corporation is not the surviving corporation, or upon the sale of all or substantially all of the assets of the Corporation to another corporation, or upon any transaction approved by the Board of Directors which results in any person or entity owning 80% or more of the total combined voting power of all classes of stock of the Corporation, the 1997 Plan and the options issued thereunder will terminate, unless provision is made in connection with such transaction for the continuation of this Plan and/or the assumption of the options or for the substitution for such options of new options covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise price. In the event of such termination, unless otherwise provided by the Committee outstanding options may be exercised to the extent otherwise exercisable during such period immediately prior to the occurrence of such termination as the Board of Directors in its discretion will determine.

  The Board of Directors may amend the 1997 Plan with respect to shares of the Common Stock as to which options have not been granted. The Board of Directors at any time may terminate or suspend the 1997 Plan. Unless previously terminated, this Plan will terminate automatically on February 26, 2007, the tenth anniversary of the date of adoption of this Plan by the Board of Directors. No termination, suspension or amendment of this Plan may, without the consent of the optionee to whom an option has been granted, adversely affect the rights of the holder of the option. The Federal income tax consequences of the 1997 Plan are discussed below. See "Federal Income Tax Consequences of Stock Option Plans."

  Section 162(m) of the Code generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers. However, under the Code there is no limitation on the deductibility of "qualified performance-based compensation." To satisfy this definition, (i) the compensation must be paid solely on account of the attainment of one or more preestablished, objective performance goals; (ii) the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as "outside directors" for purposes of the exception; (iii) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and
(iv) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

  In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if (1) the grant or award is made by the Compensation Committee; (2) the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and
(3) under the terms of the option, the amount of compensation is based solely on an increase in the value of the stock after the date of grant. Under the Code, a director is an "outside director" if he or she is not a current employee of the corporation; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the corporation; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the corporation in any capacity other than as a director. The regulations provide that the material terms of a performance goal will be approved by stockholders for purposes of the foregoing rules if, in a separate vote, affirmative votes are cast by a majority of the voting shares approving the 1997 Plan.

FEDERAL INCOME TAX CONSEQUENCES OF THE STOCK OPTION PLANS

  The grant of an option is not a taxable event for the optionee or the Corporation. With respect to "incentive stock options," an optionee will not recognize taxable income upon grant or exercise of an incentive option, and any gain realized upon a disposition of shares received pursuant to the exercise of an incentive option will be taxed as long-term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise. However, the excess of the fair market value of the shares subject to an incentive option on the exercise date over the option exercise price will be included in the optionee's alternative minimum taxable income in the year of exercise (except that, if the optionee is subject to certain securities law restrictions, the determination of the amount included in alternative minimum taxable income may be delayed, unless the optionee elects within 30 days following exercise to have income determined without regard to such restrictions) for purposes of the alternative minimum tax. This excess increases the optionee's basis in the shares for purposes of the alternative minimum tax but not for purposes of the regular income tax. An optionee may be entitled to a credit against regular tax liability in future years for minimum taxes paid with respect to the exercise of incentive options (e.g., for a year in which the shares are sold at a gain). The Corporation and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive option, except as discussed below.

  For the exercise of an incentive option to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Corporation or a subsidiary from the date the option is granted through a date within three months before the date of exercise. In the case of an optionee who is disabled, this three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period for shares received pursuant to the exercise of the option are waived.

  If all of the requirements for incentive option treatment are met except for the special holding period rules set forth above, the optionee will recognize the ordinary income upon the disposition of the shares in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the option exercise price. However, if the optionee was subject to certain restrictions under the securities laws at the time the option was exercised, the measurement date may be delayed, unless the optionee has made a special tax election within 30 days after the date of exercise to have taxable income determined without regard to such restrictions. The balance of the realized gain, if any, will be long- or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised. If the optionee sells the shares prior to the satisfaction of the holding period rules but at a price below the fair market value of the shares at the time the option was exercised (or other applicable measurement date), the amount of ordinary income (and the amount included in alternative minimum taxable income, if the sale occurs during the same year as the option was exercised) will be limited to the excess of the amount realized on the sale over the option exercise price. If the Corporation complies with applicable reporting (if any) and other requirements, it will be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

  If, pursuant to an option agreement, an optionee exercises an incentive option by tendering shares of Common Stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange (except that this treatment would not apply if the optionee had acquired the shares being transferred pursuant to the exercise of an incentive option and had not satisfied the special holding period requirements summarized above). If the exercise is treated as a tax free exchange, the optionee would have no taxable income from the exchange and exercise (other than minimum taxable income as discussed above) and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. These rules would not apply if the optionee used shares received pursuant to the exercise of an incentive option (or another statutory option) as to which the optionee had not satisfied the applicable holding period requirement. In that case, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, with the result that the excess of the fair market value of the shares tendered over the optionee's basis in the shares would be taxable.

  Upon exercising a non-qualifying (i.e. non-incentive) option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise (except that, if the optionee is subject to certain restrictions imposed by the securities laws, the measurement date may be delayed, unless the optionee makes a special tax election within 30 days after exercise to have income determined without regard to the restrictions). If the Corporation complies with applicable reporting requirements, it will be entitled to a business expense deduction in the same amount. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-incentive option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

  If, pursuant to an option agreement, the optionee surrenders shares of Common Stock in payment of part or all of the exercise price for non-qualifying options, no gain or loss will be recognized with respect to the shares surrendered (regardless of whether the shares were acquired pursuant to the exercise of an incentive option) and the optionee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. However, the fair market value of any shares received in excess of the number of shares surrendered (i.e., the difference between the aggregate option exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option) will be taxed as ordinary income. Under current federal income tax law, for 1993 and subsequent years, the highest tax rate on ordinary income is 39.6% and long-term capital gains are subject to a maximum tax rate of 28%. Gain on a sale of stock acquired as a consequence of the exercise of an option should qualify as long-term if the stock has been held for more than one year (after exercise). Because of certain provisions in the law relating to the "phase out" of personal exemptions and certain limitations on itemized deductions, the federal income tax consequences to a particular taxpayer of receiving additional amounts of ordinary income or capital gain may be greater than would be indicated by application of the foregoing tax rates to the additional amount of income or gain.

  THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE 1997 PLAN IS IN THE BEST INTERESTS OF ALL STOCKHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE FOR PROPOSAL 2. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                                  PROPOSAL 3

                    ADOPTION OF THE PERFORMANCE SHARE PLAN

GENERAL

  At the meeting there will be presented to the stockholders a proposal to approve and ratify the adoption by the Board of Directors of the Capital Re Corporation Performance Share Plan (the "Performance Share Plan"). The Performance Share Plan was adopted by the Board of Directors on September 19, 1996 and, if approved by the stockholders, will be effective as of July 1, 1996. Awards under the Performance Share Plan are intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which would allow the Company to a full deduction for income tax purposes of all amounts paid by the Company under the Performance Share Plan.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

DESCRIPTION OF THE PERFORMANCE SHARE PLAN

  The following description of the material terms of the Performance Share Plan is intended as a summary only and is qualified in its entirety by reference to the Performance Share Plan itself, a complete copy of which is attached as Appendix B to this Proxy Statement.

  The Performance Share Plan provides that the total number of shares available for grant shall be 750,000, subject to adjustment due to certain changes in the Company's capitalization. Shares subject to an award may be authorized but unissued shares or treasury shares. If an award granted under the Performance Share Plan expires, terminates or lapses for any reason, without the issuance of shares of Common Stock thereunder, such shares will again be available under the Performance Share Plan.

  The Compensation Committee of the Board of Directors administers the Performance Share Plan and determines the terms and conditions of any award. Awards are granted to officers and other key employees of the Company and its affiliates, as from time to time designated by the Compensation Committee. Directors of the Company who are not employees are not eligible to participate in the Performance Share Plan. None of the chief executive officer and the four highest compensated executive officers (other than the chief executive officer) (each a "covered employee") may be granted awards covering more than 250,000 shares of Common Stock with respect to any eligibility period.

  Awards under the Performance Share Plan will be stated in terms of shares of Common Stock. The Compensation Committee will determine a period of time over which eligibility to receive awards is measured. The first eligibility period will be the three and one-half year period commencing July 1, 1996 and ending December 31, 1999. The second eligibility period will commence on January 1, 1998 and end on December 31, 2001. The Compensation Committee will also determine a period of time during each future eligibility period over which achievement of specified performance goals is measured.

  The Compensation Committee will determine the specific performance goals that will apply with respect to each performance period and the manner in which such goals are calculated. The performance goals are based on objective business criteria which include one or more of the following: earnings per share growth, total shareholder return, operating earnings, growth in assets, return on equity, return on capital, market share, stock price, net income, cash flow, and retained earnings. The time and manner of determining performance goals for any "covered employee" must comply with the requirement that payments to such employees qualify as "performance-based compensation" under Code Section 162(m). The Compensation Committee may modify, amend or adjust the terms of each award and performance goal; provided that the Compensation Committee may not take any action with respect to a "covered employee" that would cause any payment to such employee to fail to qualify as "performance-based compensation" under Code Section 162(m).

  Shares of Common Stock will be awarded at the end of an eligibility period based on the extent to which the performance goals are met. Fifty percent of the shares of Common Stock payable to a participant will be converted to a dollar amount based on the fair market value of Common Stock on the last day of the performance period and be distributable, subject to tax withholding, in a single, lump sum cash payment. Fifty percent of the shares of Common Stock payable to a participant will be paid in shares of Common Stock as soon as practicable following the end of the performance period. A participant may elect to be paid greater than fifty percent of the shares of Common Stock payable for such performance period in shares.

  In the event an eligible employee dies, becomes disabled, retires or terminates employment with good reason (as defined in the Plan) before the end of an eligibility period, any shares that would be payable to such employee at the end of the applicable performance period will be pro-rated to reflect the portion of the eligibility period during which the employee was eligible to participate. In the event an eligible employee's employment is terminated without cause (as defined in the Plan) or at the request of the Company before the end of an eligibility period, any shares that would be payable to such employee at the end of the applicable performance period will be paid. In the event an eligible employee terminates employment with the Company for any reason other than the foregoing, all rights to receive shares of Common Stock shall be forfeited.

FEDERAL INCOME TAX CONSEQUENCES

  As a result of the enactment in 1993 of Code Section 162(m), effective for tax years beginning January 1, 1994 and thereafter, a publicly-held company, such as the Company, will be limited to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to each of its chief executive officer and the four highest compensated executive officers (other than its chief executive officer) determined at the end of each year. However, "performance-based compensation" is excluded from this limitation. Under
Section 162(m), compensation is considered performance-based if (i) it is payable on account of the attainment of one or more performance goals established by a compensation committee of the board of directors consisting of at least two outside directors and (ii) the material terms of the compensation and the performance goals are disclosed to and approved by stockholders before payment. Awards under the Performance Share Plan are intended to qualify as "performance-based compensation" under Section 162(m).

  Under the Code, as presently in effect, an award of Performance Shares will have no federal income tax consequences. The payment of Performance Shares, whether paid in shares of Common Stock, or a combination of Common Stock and cash, is taxable to a participant as ordinary income. All amounts taxable to employees under the Plan in respect of Performance Shares generally are deductible by the Company as compensation. Upon a sale of common stock acquired under the Plan, the participants realize long or short-term gain or loss, and the Company receives no further deduction.

PARTICIPATION IN THE PERFORMANCE SHARE PLAN

  The grant of awards under the Performance Share Plan to employees, including the executive officers named in the Summary Compensation Table, is subject to the discretion of the Compensation Committee. The Compensation Committee has determined the eligible participants for the initial eligibility period and has defined the performance goals for the initial performance period as the Company's earnings per share and total shareholder return (appreciation in share price and dividends) relative to an index of performance of certain selected peer companies. The Compensation Committee has reserved the right to define earnings for purposes of determining satisfaction of the performance goal. In that regard, the Compensation Committee presently intends to give primary consideration to income from operations and assess earnings from extraordinary gains based on appropriateness of such earnings to the Performance Share Plan. The following table sets forth information with respect to the awards granted under the Performance Share Plan to the executive officers named in the Summary Compensation Table, to all current executive officers as a group, to all current directors who are not executive officers as a group and to all employees, including all current officers who are not executive officers, as a group. Directors who are not employees are not eligible to participate in the Performance Share Plan.

                                                      NUMBER OF SHARES AWARDED
                                                      -------------------------
       NAME                                           THRESHOLD TARGET  MAXIMUM
       ----                                           --------- ------- -------
Michael E. Satz......................................  20,000    75,000 125,000
Jerome F. Jurschak...................................   3,600    13,500  22,500
David A. Buzen.......................................   3,600    13,500  22,500
Laurence C.D. Donnelly...............................   3,600    13,500  22,500
Joseph Swain.........................................   3,600    13,500  22,500
All current executive officers as a group............  38,000   142,500 237,500
All other employees as a group.......................   2,000     7,500  12,500

  THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE PERFORMANCE SHARE PLAN IS IN THE BEST INTERESTS OF ALL STOCKHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE FOR PROPOSAL 3. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                                  PROPOSAL 4
         ADOPTION OF THE ANNUAL INCENTIVE PLAN FOR COVERED EXECUTIVES

GENERAL

  At the meeting there will be presented to the stockholders a proposal to approve and ratify the adoption by the Board of Directors of the Capital Re Corporation Annual Incentive Plan for Covered Executives (the "Incentive Plan"). The Incentive Plan was adopted by the Board of Directors on February 26, 1997 and, if approved by the stockholders, will be effective as of January 1, 1997. Awards under the Incentive Plan are intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which would allow the Corporation to a full deduction for income tax purposes of all amounts paid by the Corporation under the Incentive Plan.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

PURPOSE

  Section 162(m) of the Code generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers ("Covered Officers"). However, under the Code there is no limitation on the deductibility of "qualified performance-based compensation." To satisfy this definition, (i) the compensation must be paid solely on account of the attainment of one or more preestablished, objective performance goals; (ii) the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as "outside directors" for purposes of the exception; (iii) the material terms under which the compensation is to be paid must be disclosed to and approved by stockholders of the corporation before payment is made in a separate vote; and
(iv) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

  Qualified performance-based compensation must be paid solely on account of the attainment of one or more objective performance goals established in writing by the compensation committee while the outcome is substantially uncertain. Performance goals can be based on one or more business criteria that apply to an individual, a business unit or the corporation as a whole, but need not be based on an increase or positive result under the business criterion selected. The maximum amount that may be paid to Covered Officers or the formula used to calculate such amount must be approved by stockholders. The compensation committee is prohibited from increasing the amount of compensation payable if the performance goal is met but permit the committee to reduce or eliminate compensation even if the performance goal is attained.

  By submitting the Incentive Plan for stockholder approval at the Annual Meeting, the Corporation intends to comply with the requirements for obtaining a deduction for the full amount to which the Corporation is entitled with respect to compensation paid under the Incentive Plan.

DESCRIPTION OF THE INCENTIVE PLAN

  The following description of the material terms of the Incentive Plan is intended as a summary only and is qualified in its entirety by reference to the Incentive Plan itself, a complete copy of which is attached as Appendix C to this Proxy Statement.

  The Incentive Plan covers each Covered Officer of the Corporation, defined as an individual who, on the last day of a taxable year, is the chief executive officer of the Corporation or is acting in such capacity or is among the four highest compensated executive officers (other than the chief executive officer) of the Corporation. Under the Incentive Plan, payment of a bonus to a Covered Officer will be contingent upon the attainment of one or more performance goals (which may be stated as alternative goals) established in writing by the Committee for a Covered Officer for each Performance Period, commencing the Performance Period beginning January 2, 1997. A Performance Period is defined in the Plan as a calendar year, commencing January 1 and ending December 31.

  The Compensation Committee of the Board of Directors administers the Incentive Plan. The performance goal or goals for each Performance Period must be established by the Committee not later than the 90th day of the Performance Period and while the outcome is substantially uncertain.

  Performance goals can be based on one or more business criteria that apply to the Covered Officer, a business unit, or the Corporation. Under the Incentive Plan performance goals will be based on portfolio credit quality, annual new business production, annual expense and loss levels and annual profitability. The specific annual corporate performance measure which the Committee believes reflects these performance goals and which highlight the specific performance of departments within the Corporation are (i) quality of assumed business, (ii) earnings per share, (iii) investment portfolio performance, (iv) net income, (v) operating ratios, (vi) return on average equity and (vii) written premium. Performance goals may include positive results, maintaining the status quo or limiting economic losses. The maximum annual bonus that can be granted under the Plan to any executive officer of the Corporation cannot exceed one hundred seventy five percent (175%) of the individual's base salary at the commencement of the Performance Period.

  The Committee retains the discretion under the Incentive Plan to reduce the Bonus award payable to a Covered Officer notwithstanding the attainment of any performance goal. In the exercise of this discretion, the Committee will continue to review competitive market data and other factors including, for Covered Officers other than the chief executive officer, management recommendations.

  The Incentive Plan is effective as of January 1, 1997. However, no Bonus award to a Covered Officer will be paid pursuant to the Incentive Plan unless the Incentive Plan is approved by stockholders at the 1997 Annual Meeting. The Committee may at any time terminate, suspend, amend or modify the Incentive Plan, except that stockholder approval will be required for an amendment or modification to the Incentive Plan that, in the opinion of counsel, would be required pursuant to Section 162(m) of the Code, Treasury Regulations, or rulings or advisory opinions published by the IRS.

  The Bonus awards that would have been paid or that would be payable in the future under the Incentive Plan to the executive officers named in the Summary Compensation Table (assuming such persons will continue to be Covered Officers) cannot be determined, because the payment of such awards would be contingent upon attainment of the pre-established performance goals, the maximum amount of such awards would depend on the Corporation's Net Income for the applicable Performance Period, and the actual Bonus award to a Covered Officer may reflect exercise of the Committee's discretion to reduce the Bonus award otherwise payable upon attainment of the performance goal.

  THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE BONUS PLAN IS IN THE BEST INTERESTS OF ALL STOCKHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE FOR PROPOSAL 4. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Board of Directors consists of Harrison W. Conrad, Jr., Richard L. Huber, Steven D. Kesler, Steven H. Newman, Edwin L. Russell and Barbara D. Stewart. Mr. Kesler is an officer of Constellation, and serves on the Board of Directors as Constellation's designee pursuant to the 1992 Stockholders' Agreement. Mr. Russell serves on the Board of Directors as Minnesota Power's designee pursuant to the 1992 Stockholders' Agreement.

                               VOTING PROCEDURES

  Shares can be voted only if the stockholder is present in person or by proxy. Whether or not you plan to attend in person, you are encouraged to sign and return the enclosed proxy card. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Directors are elected by a plurality of the affirmative votes cast.

  Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" are treated as votes against proposals presented to stockholders other than elections of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The accounting firm of Ernst & Young LLP has acted as the Corporation's independent public accountants for the year ended December 31, 1996. Representatives of Ernst & Young LLP are expected to be present at the stockholders meeting and will have an opportunity to make a statement if they desire and to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

  All stockholder proposals intended to be presented at the 1998 Annual Meeting of the Corporation must be received by the Corporation not later than December 22, 1997 and must otherwise comply with the rules of the Securities and Exchange Commission for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

  Management knows of no matters to be presented for action at the meeting other than those mentioned above. However, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote on such other matters in accordance with their judgment of the best interests of the Corporation.

                                          By Order of the Board of Directors
                                          LOGO
                                          Alan S. Roseman
                                          Secretary

                                                                      APPENDIX A
                             CAPITAL RE CORPORATION

                        1997 EMPLOYEE STOCK OPTION PLAN

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
 1. PURPOSE................................................................   1
 2. DEFINITIONS............................................................   1
 3. ADMINISTRATION.........................................................   2
   3.1. Committee..........................................................   2
   3.2. No Liability.......................................................   2
 4. STOCK..................................................................   2
 5. ELIGIBILITY............................................................   3
 6. EFFECTIVE DATE AND TERM................................................   3
   6.1. Effective Date.....................................................   3
   6.2. Term...............................................................   3
 7. GRANT OF OPTIONS.......................................................   3
 8. LIMITATION ON INCENTIVE STOCK OPTIONS..................................   3
 9. OPTION AGREEMENTS......................................................   3
10. OPTION PRICE...........................................................   4
11. TERM AND EXERCISE OF OPTIONS...........................................   4
  11.1. Term...............................................................   4
  11.2. Exercise by Optionee...............................................   4
  11.3. Option Period and Limitations on Exercise..........................   4
  11.4. Method of Exercise.................................................   4
  11.5. Parachute Limitations..............................................   5
12. TRANSFERABILITY OF OPTIONS.............................................   6
  12.1. Transferability of Options.........................................   6
  12.2. Family Transfers...................................................   6
13. TERMINATION OF SERVICE RELATIONSHIP....................................   6
14. RIGHTS IN THE EVENT OF DEATH OR DISABILITY.............................   7
  14.1. Death..............................................................   7
  14.2. Disability.........................................................   7
15. USE OF PROCEEDS........................................................   7
16. SECURITIES LAWS........................................................   7
17. EXCHANGE ACT: RULE 16b-3...............................................   8
  17.1. General............................................................   8
  17.2. Compensation Committee.............................................   8
  17.3. Restriction on Transfer of Stock...................................   8
18. AMENDMENT AND TERMINATION..............................................   8
19. EFFECT OF CHANGES IN CAPITALIZATION....................................   8
  19.1. Changes in Stock...................................................   8
  19.2. Reorganization With Corporation Surviving..........................   9
  19.3. Other Reorganizations; Sale of Assets or Stock.....................   9
  19.4. Adjustments........................................................   9
  19.5. No Limitations on Corporation......................................   9
20. WITHHOLDING............................................................  10
21. DISCLAIMER OF RIGHTS...................................................  10
22. NONEXCLUSIVITY.........................................................  10
23. GOVERNING LAW..........................................................  10

                            CAPITAL RE CORPORATION
                        1997 EMPLOYEE STOCK OPTION PLAN

  CAPITAL RE CORPORATION, a Delaware corporation (the "Corporation"), sets forth herein the terms of the 1997 Employee Stock Option Plan (the "Plan") as follows:

1. PURPOSE

  The Plan is intended to advance the interests of the Corporation by providing eligible individuals (as designated pursuant to Section 5 hereof) an opportunity to acquire or increase a proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its subsidiaries and will encourage such eligible individuals to continue to service the Corporation. Stock options granted under the Plan will be Incentive Stock Options within the meaning of Section 422 of the Code or non-incentive stock options as specifically designated at the time of grant.

2. DEFINITIONS

  For purposes of interpreting the Plan and related documents (including Option Agreements), the following definitions shall apply:

     2.1 "Affiliate" means any company or other trade or business that is controlled by or under common control with the Corporation, (determined in accordance with the principles of Section 414(b) and 414(c) of the Code and the regulations thereunder) or is an affiliate of the Corporation within the meaning of Rule 405 of Regulation C under the 1933 Act.

     2.2 "Board" means the Board of Directors of the Corporation.

     2.3 "Cause" means, unless otherwise defined in an Option Agreement, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between Optionee and the Corporation or any of its Subsidiaries or Affiliates.

     2.4 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

     2.5 "Committee" means the Compensation Committee of the Board which must consist of no fewer than two members of the Board and shall be appointed by the Board.

     2.6 "Corporation" means Capital Re Corporation.

     2.7 "Effective Date" means the date of adoption of the Plan by the Board.

     2.8 "Employer" means Capital Re Corporation or other Affiliate which employs the designated recipient of an Option.

     2.9 "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

     2.10 "Fair Market Value" means the value of each share of Stock subject to the Plan determined as follows: if on the Grant Date or other determination date the shares of Stock are listed on an established national or regional stock exchange, are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or are publicly traded on an established securities market, the Fair Market Value of the shares of Stock shall be the closing price of the shares of Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading day immediately preceding the Grant Date (or on the Grant Date, if so specified by the Committee or the Board) or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of the shares of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the shares of Stock are not listed on such an exchange, quoted on such System or traded on such a market, Fair Market Value shall be determined by the Board in good faith.

     2.11 "Grant Date" means the later of (i) the date as of which the Committee approves the grant and (ii) the date as of which the Optionee and the Corporation, Subsidiary or Affiliate enter the relationship resulting in the Optionee being eligible for grants.

     2.12 "Immediate Family Members" means the spouse, children and grandchildren of the Optionee.

     2.13 "Incentive Stock Option" means an "incentive stock option" within the meaning of section 422 of the Code.

     2.14 "Option" means an option to purchase one or more shares of Stock pursuant to the Plan.

     2.15 "Option Agreement" means the written agreement evidencing the grant of an Option hereunder.

     2.16 "Optionee" means a person who holds an Option under the Plan.

     2.17 "Option Period" means the period during which Options may be exercised as defined in Section 11.

     2.18 "Option Price" means the purchase price for each share of Stock subject to an Option.

     2.19 "Plan" means the Capital Re Corporation 1997 Employee Stock Option
  Plan.

     2.20 "1933 Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

     2.21 "Service Relationship" means the provision of bona fide services to the Corporation, a Subsidiary or an Affiliate as an employee, director, advisor or consultant.

     2.22 "Stock" means the shares of common stock, par value $.01 per share, of the Corporation.

     2.23 "Subsidiary" means any "subsidiary corporation" of the Corporation within the meaning of Section 425(f) of the Code.

3. ADMINISTRATION

3.1. COMMITTEE

  The Plan shall be administered by the Committee appointed by the Board, which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. The interpretation and construction by the Committee of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive.

3.2. NO LIABILITY

  No member of the Board or of the Committee shall be liable for any action or determination made, or any failure to take or make an action or determination, in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

4. STOCK

  The stock that may be issued pursuant to Options granted under the Plan shall be Stock, which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 1,000,000 shares of Stock, which number of shares is subject to adjustment as provided in Section 19 hereof. If any Option expires, terminates or is terminated for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.

5. ELIGIBILITY

  Options may be granted under the Plan to (i) any officer or key employee of the Corporation, any Subsidiary or any Affiliate (including any such officer or key employee who is also a director of the Corporation, any Subsidiary or any Affiliate) (ii) to a trust for the benefit of any officer or key employee or group of key employees of the Corporation, any Subsidiary or any Affiliate or (iii) any other individual whose participation in the Plan is determined to be in the best interests of the Corporation by the Committee. An individual may hold more than one Option, subject to such restrictions as are provided herein.

6. EFFECTIVE DATE AND TERM

6.1. EFFECTIVE DATE

  The Plan shall become effective as of the date of adoption by the Board, subject to stockholders' approval of the Plan within one year of such effective date by a majority of the votes cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and voting on the matter, or by written consent in accordance with applicable state law and the Certificate of Incorporation and By-Laws of the Corporation; provided, however, that upon approval of the Plan by the stockholders of the Corporation, all Options granted under the Plan on or after the effective date shall be fully effective as if the stockholders of the Corporation had approved the Plan on the effective date. If the stockholders fail to approve the Plan within one year of such effective date, any Options granted hereunder shall be null, void and of no effect.

6.2. TERM

  The Plan shall terminate on the date 10 years after the effective date.

7. GRANT OF OPTIONS

  Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time prior to the date of termination of the Plan, grant to such eligible individuals as the Committee may determine Options to purchase such number of shares of Stock on such terms and conditions as the Committee may determine, including any terms or conditions which may be necessary to qualify such Options as Incentive Stock Options. Without limiting the foregoing, the Committee may at any time, with the consent of the Optionee, amend the terms of outstanding Options or issue new Options in exchange for the surrender and cancellation of outstanding Options. The date on which the Committee approves the grant of an Option (or such later date as is specified by the Committee) shall be considered the date on which such Option is granted. The maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person is 500,000 shares.

8. LIMITATION ON INCENTIVE STOCK OPTIONS

  An Option shall constitute an Incentive Stock Option only to the extent that
(i) it is designated an Incentive Stock Option and (ii) the aggregate fair market value (determined at the time the Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which such Options were granted.

9. OPTION AGREEMENTS

  All Options granted pursuant to the Plan shall be evidenced by written agreements to be executed by the Corporation and the Optionee, in such form or forms as the Committee shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

10. OPTION PRICE

  The purchase price of each share of Stock subject to an Option shall be fixed by the Committee and stated in each Option Agreement. In the case of an Option that is intended to constitute an Incentive Stock Option, the Option Price shall be not less than the greater of par value or 100 percent of the fair market value of a share of the Stock covered by the Option on the date the Option is granted (as determined in good faith by the Committee); provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), the Option Price of an Option which is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110 percent of the fair market value of a share of the Stock covered by the Option at the time such Option is granted. In the case of an Option not intended to constitute an Incentive Stock Option, the Option Price shall be not less than the par value of a share of the Stock covered by the Option on the date the Option is granted.

11. TERM AND EXERCISE OF OPTIONS

11.1. TERM

  Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of 10 years from the date such Option is granted, or on such date prior thereto as may be fixed by the Committee and stated in the Option Agreement relating to such Option; provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), an Option granted to such Optionee which is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

11.2. EXERCISE BY OPTIONEE

  Only the Optionee receiving an Option or a transferee of an Option pursuant to Section 12 (or, in the event of the Optionee's legal incapacity or incompetency, the Optionee's guardian or legal representative, and in the case of the Optionee's death, the Optionee's estate) may exercise the Option.

11.3. OPTION PERIOD AND LIMITATIONS ON EXERCISE

  Each Option granted under the Plan shall be exercisable in whole or in part at any time and from time to time over a period commencing on or after the date of grant of the Option and ending upon the expiration or termination of the Option, as the Committee shall determine and set forth in the Option Agreement relating to such Option. Without limitation of the foregoing, the Committee, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding as the Committee shall determine and set forth in the Option Agreement relating to such Option. Any such limitation on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the date of grant of such Option. Notwithstanding any other provisions of the Plan, no Option shall be exercisable in whole or in part prior to the date the Plan is approved by the stockholders of the Corporation as provided in Section 6.1 hereof.

11.4. METHOD OF EXERCISE

  An Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made, as determined by the Committee and set forth in the Option Agreement pertaining to an Option, (a) in cash or by certified check payable to the order of the Corporation; (b) through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (c) by a combination of the methods described in Sections 11.4(a) and 11.4(b) hereof; provided, however, that the Committee may in its discretion impose and set forth in the Option Agreement pertaining to an Option such limitations or prohibitions on the use of shares of Stock to exercise Options as it deems appropriate. Payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price plus the amount (if any) of federal and/or other taxes which the Corporation may, in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing such individual's ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option which is an Incentive Stock Option, which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Stock covered thereby are fully paid and issued to such individual and, except as provided in Section 19 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

11.5. PARACHUTE LIMITATIONS

  Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Optionee with the Corporation or any Subsidiary, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Corporation (or any such Subsidiary) for the direct or indirect provision of compensation to the Optionee (including groups or classes of participants or beneficiaries of which the Optionee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Optionee (a "Benefit Arrangement"), if the Optionee is a "disqualified individual," as defined in Section 280G(c) of the Code, any Option held by that Optionee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Optionee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Optionee under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Optionee from the Corporation under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by Optionee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Optionee under any Other Agreement or any Benefit Arrangement would cause the Optionee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Optionee as described in clause (ii) of the preceding sentence, then the Optionee shall have the right, in the Optionee's sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Optionee under this Plan be deemed to be a Parachute Payment.

12. TRANSFERABILITY OF OPTIONS

12.1. TRANSFERABILITY OF OPTIONS

  Except as provided in Section 12.2, during the lifetime of an Optionee, only the Optionee (or, in the event of legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise an Option. Except as provided in Section 12.2, no Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

12.2. FAMILY TRANSFERS

  Subject to the terms of the applicable Option Agreement, an Optionee may transfer all or part of an Option which is not an Incentive Stock Option to
(i) any Immediate Family Member, (ii) a trust or trusts for the exclusive benefit of any Immediate Family Member, or (iii) a partnership in which Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, and (y) subsequent transfers of transferred Options are prohibited except those in accordance with this
Section 12.2 or by will or the laws of descent and distribution. Following transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 12.2 hereof the term "Optionee" shall be deemed to refer the transferee. The events of termination of the Service Relationship of Sections 13 and 14 hereof shall continue to be applied with respect to the original Optionee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in Section 11.3.

13. TERMINATION OF SERVICE RELATIONSHIP

  Upon the termination of the Service Relationship of an Optionee with the Corporation, a Subsidiary or an Affiliate, other than by reason of the death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee or for Cause, any Option granted to an Optionee pursuant to the Plan shall continue to be exercisable only to the extent that it was exercisable immediately before such termination; provided, however, such Option shall terminate thirty (30) days after the date of such termination of Service Relationship, unless earlier terminated pursuant to
Section 11.1 hereof, and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option; and provided further, that the Committee may provide, by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 11.3 hereof), in the event of termination of the Service Relationship of the Optionee with the Corporation, a Subsidiary or an Affiliate, exercise an Option, in whole or in part, at any time subsequent to such termination of Service Relationship and prior to termination of the Option pursuant to Section 11.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 11.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Upon the termination of the Service Relationship of an Optionee with the Corporation, a Subsidiary or an Affiliate for Cause, any Option granted to an Optionee pursuant to the Plan shall terminate and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option; and provided however, that the Committee may provide, by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 11.3 hereof), in the event of termination of the Service Relationship of the Optionee with the Corporation, a Subsidiary or an Affiliate for Cause, exercise an Option, in whole or in part, at any time subsequent to such termination of Service Relationship and prior to termination of the Option pursuant to Section 11.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 11.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Whether a leave of absence or leave on military or government service shall constitute a termination of Service Relationship for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive. For purposes of the Plan, including without limitation this Section 13 and Section 14, unless otherwise provided in an Option Agreement, a termination of Service Relationship with the Corporation, a Subsidiary or an Affiliate shall not be deemed to occur if the Optionee immediately thereafter has a Service Relationship with the Corporation, any other Subsidiary or any other Affiliate.

14. RIGHTS IN THE EVENT OF DEATH OR DISABILITY

14.1. DEATH

  If an Optionee dies while in a Service Relationship with the Corporation, a Subsidiary or an Affiliate or within the period following the termination of such Service Relationship during which the Option is exercisable under Section 13 or 14.2 hereof, the executors, administrators, legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 11.3 hereof), at any time within one year after the date of such Optionee's death and prior to termination of the Option pursuant to Section 11.1 hereof, to exercise, in whole or in part, any Option held by such Optionee at the date of such Optionee's death, whether or not such Option was exercisable immediately prior to such Optionee's death; provided, however, that the Committee may provide by inclusion of appropriate language in any Option Agreement that, in the event of the death of an Optionee, the executors, administrators, legatees or distributees of such Optionee's estate may exercise an Option (subject to the general limitations on exercise set forth in Section 11.3 hereof), in whole or in part, at any time subsequent to such Optionee's death and prior to termination of the Option pursuant to Section 11.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 11.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement.

14.2. DISABILITY

  If an Optionee terminates a Service Relationship with the Corporation, a Subsidiary or an Affiliate by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 11.3 hereof), at any time within one year after such termination of Service Relationship and prior to termination of the Option pursuant to Section 11.1 hereof, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of Service Relationship, whether or not such Option was exercisable immediately prior to such termination of Service Relationship; provided, however, that the Committee may provide, by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 11.3 hereof), in the event of the termination of the Service Relationship of the Optionee with the Corporation or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option, in whole or in part, at any time subsequent to such termination of Service Relationship and prior to termination of the Option pursuant to Section 11.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 11.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Whether a termination of a Service Relationship is to be considered by reason of "permanent and total disability" for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

15. USE OF PROCEEDS

  The proceeds received by the Corporation from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation.

16. SECURITIES LAWS

  The Corporation shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or by the Corporation of any provisions of any law or regulation of any governmental authority, including, without limitation, any federal or state securities laws or regulations. If at any time the Corporation shall determine, in its discretion, that the listing, registration or qualification of any shares subject to the Option upon any securities exchange or under any state or federal law, or the consent of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the Securities Act, upon exercise of any Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Option, the Corporation shall not be required to sell or issue such shares unless the Corporation has received evidence satisfactory to the Corporation that the Optionee may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Corporation shall be final and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

17. EXCHANGE ACT: RULE 16B-3

17.1. GENERAL

  The Plan is intended to comply with Rule 16b-3 ("Rule 16b-3") (and any successor thereto) under the Exchange Act. Any provision inconsistent with Rule 16b-3 shall, to the extent permitted by law and determined to be advisable by the Committee (constituted in accordance with Section 17.2 hereof), be inoperative and void.

17.2. COMPENSATION COMMITTEE

  The Committee appointed in accordance with Section 3.1 hereof shall consist of not fewer than two members of the Board each of whom shall qualify (at the time of appointment to the Committee and during all periods of service on the Committee) in all respects as a "non-employee director" as defined in Rule 16b-3.

17.3. RESTRICTION ON TRANSFER OF STOCK

  No director, officer or other "insider" of the Corporation subject to
Section 16 of the Exchange Act shall be permitted to sell Stock (which such "insider" had received upon exercise of an Option) during the six months immediately following the grant of such Option.

18. AMENDMENT AND TERMINATION

  The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options have not been granted. The Corporation also may retain the right in an Option Agreement to cause a forfeiture of the shares or gain realized by an Optionee on account of the Optionee taking actions in "competition with the Corporation," as defined in the applicable Option Agreement. Furthermore, the Corporation may, in the Option Agreement, retain the right to annul the grant of an Option if the holder of such grant had a Service Relationship with the Corporation, a Subsidiary, or an Affiliate and is terminated "for cause," as defined in the applicable Option Agreement. Except as permitted under Section 19 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Optionee, alter or impair rights or obligations under any Option theretofore granted under the Plan.

19. EFFECT OF CHANGES IN CAPITALIZATION

19.1. CHANGES IN STOCK

  If the number of outstanding shares of Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the effective date of the Plan, a proportionate and appropriate adjustment shall be made by the Corporation in the number and kind of shares for which Options are outstanding, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

19.2. REORGANIZATION WITH CORPORATION SURVIVING

  Subject to Section 19.3 hereof, if the Corporation shall be the surviving entity in any reorganization, merger or consolidation of the Corporation with one or more other entities, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

19.3. OTHER REORGANIZATIONS; SALE OF ASSETS OR STOCK

  Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other entities in which the Corporation is not the surviving entity, or upon a sale of substantially all of the assets of the Corporation to another person or entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving entity) approved by the Board that results in any person or entity (other than persons who are holders of stock of the Corporation at the time the Plan is approved by the Stockholders and other than an Affiliate) owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each Optionee shall have the right (subject to the general limitations on exercise set forth in Section 11.3 hereof and except as otherwise specifically provided in the Option Agreement relating to such Option), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Committee in its sole discretion shall designate, to exercise such Option in whole or in part, to the extent such Option was otherwise exercisable at the time such termination occurs, but subject to any additional provisions that the Committee may, in its sole discretion, include in any Option Agreement. The Committee shall send written notice of an event that will result in such a termination to all Optionees not later than the time at which the Corporation gives notice thereof to its stockholders.

19.4. ADJUSTMENTS

  Adjustments under this Section 19 relating to stock or securities of the Corporation shall be made by the Committee, whose determination in that respect shall be final and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

19.5. NO LIMITATIONS ON CORPORATION

  The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

20. WITHHOLDING

  The Corporation or a Subsidiary may be obligated to withhold federal and local income taxes and Social Security taxes to the extent that an Optionee realizes ordinary income in connection with the exercise of an Option. The Corporation or a Subsidiary may withhold amounts needed to cover such taxes from payments otherwise due and owing to an Optionee, and upon demand the Optionee will promptly pay to the Corporation or a Subsidiary having such obligation any additional amounts as may be necessary to satisfy such withholding tax obligation. Such payment shall be made in cash or cash equivalents.

21. DISCLAIMER OF RIGHTS

  No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of the Corporation, any Subsidiary or any Affiliate, or to interfere in any way with the right and authority of the Corporation, any Subsidiary or any Affiliate either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation, any Subsidiary or any Affiliate. The obligation of the Corporation to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Corporation to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

22. NONEXCLUSIVITY

  Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

23. GOVERNING LAW.

  This Plan and all Options to be granted hereunder shall be governed by the laws of the State of Delaware (but not including the choice of law rules thereof).

                                                                      APPENDIX B
                             CAPITAL RE CORPORATION

                             PERFORMANCE SHARE PLAN

                            (EFFECTIVE JULY 1, 1996)

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
I. GENERAL.................................................................   1
   1.1. Purpose............................................................   1
   1.2. Effective Date.....................................................   1
II. DEFINITIONS............................................................   1
III. ELIGIBILITY AND PARTICIPATION.........................................   3
   3.1. Eligibility........................................................   3
   3.2. Participation in Performance Share Awards..........................   3
IV. PLAN DESIGN............................................................   3
   4.1. Eligibility Period.................................................   3
   4.2. Performance Period.................................................   3
   4.3. Performance Share Awards...........................................   3
   4.4. Performance Goals..................................................   4
   4.5. Available Common Stock.............................................   4
   4.6. Adjustment to Shares...............................................   5
   4.7. Maximum Award......................................................   5
   4.8. Committee Discretion to Adjust Awards..............................   5
V. PAYMENT.................................................................   5
   5.1. Committee Determination of Common Stock Payable....................   5
   5.2. Timing and Form of Payment.........................................   5
   5.3. Distribution upon Termination of Employment........................   6
   5.4. Beneficiary Designation............................................   7
VI. ADMINISTRATION.........................................................   7
   6.1. Committee..........................................................   7
   6.2. General Rights, Powers, and Duties of Committee....................   7
   6.3. Information to be Furnished to Committee...........................   8
   6.4. Responsibility and Indemnification.................................   8
VII. AMENDMENT AND TERMINATION.............................................   8
   7.1. Amendment..........................................................   8
   7.2. Company's Right to Terminate.......................................   8
VIII. MISCELLANEOUS........................................................   8
   8.1. No Implied Rights; Rights on Termination of Service................   8
   8.2. No Right to Company Assets.........................................   8
   8.3. No Employment Rights...............................................   8
   8.4. Other Benefits.....................................................   9
   8.5. Offset.............................................................   9
   8.6. Non-assignability..................................................   9
   8.7. Notice.............................................................   9
   8.8. Governing Laws.....................................................   9
   8.9. Gender and Number..................................................   9
   8.10. Severability......................................................   9

I. GENERAL

  1.1. PURPOSE. The purposes of the Plan are to retain officers and other key employees, to support the achievement of the Company's strategic business objectives, and to encourage increased ownership of Company stock by officers and other key employees by providing to such persons competitive long-term incentive opportunities that are linked to the profitability of the Company's business and increases in stockholder value.

  1.2. EFFECTIVE DATE. The Plan shall become effective as of July 1, 1996, subject to its approval by the Company's stockholders.

II. DEFINITIONS

   2.1. "Beneficiary" means the person or persons so designated by a Participant pursuant to Section 5.4.

   2.2. "Board of Directors" means the Board of Directors of the Company.

   2.3 "Cause" means (i) the Participant has been found guilty by a court of having committed fraud or theft against the Company or having committed a felony and such conviction is affirmed on appeal or the time for appeal has expired; (ii) the Participant has been found guilty by a court of having committed a crime involving moral turpitude and such conviction is affirmed on appeal or the time for appeal has expired; (iii) in the reasonable judgment of the Board of Directors, the Participant has compromised trade secrets or other proprietary information of the Company; (iv) in the reasonable judgment of the Board of Directors, the Participant has willfully failed or refused to perform material assigned duties; or (v) in the reasonable judgment of the Board of Directors, the Participant has engaged in gross or willful misconduct that causes substantial and material harm to the business and operations of the Company or a subsidiary, the continuation of which will continue to substantially and materially harm the business and operations of the Company or a subsidiary in the future.

   2.4. "Change in Control" means (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), has become, after the date hereof, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities; (ii) during any two (2) year period, individuals who at the beginning of such period constitute the Board of Directors, including for this purpose any new director whose election (A) resulted from a vacancy on the Board of Directors caused by the mandatory retirement, death, or disability of a director and was approved by a vote of at least two-thirds ( 2/3rds) of the directors then still in office who were directors at the beginning of the period, or (B) was approved by the Participant affirmatively voting in his or her capacity as a stockholder, have ceased for any reason to constitute a majority thereof; (iii) notwithstanding clauses (i) or (v), the Company has consummated a merger or consolidation of the Company with or into another corporation, the result of which is that the stockholders of the Company at the time of the execution of the agreement to merge or consolidate own less than eighty percent (80%) of the total equity of the corporation surviving or resulting from the merger or consolidation or of a corporation owning, directly or indirectly, one hundred percent (100%) of the total equity of such surviving or resulting corporation; or (iv) there has been a sale in one or a series of transactions of all or substantially all of the assets of the Company; (v) any person has commenced a tender or exchange offer, or entered into an agreement or received an option to acquire beneficial ownership of forty percent (40%) or more of the total number of voting shares of the Company, unless the Board of Directors has made a determination that such action does not constitute and will not constitute a change in the persons in control of the Company or (vi) there has been a change in control in the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act other than in circumstances specifically covered by clauses (i)--(v) above.

   2.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

   2.6. "Committee" means the committee referred to in Section 6.1.

   2.7. "Common Stock" means common stock, par value $.01 per share, of the Company.

   2.8. "Company" means Capital Re Corporation, a Delaware corporation.

   2.9. "Covered Employee" means any Participant who is or may be a "covered employee," within the meaning of Section 162(m)(3) of the Code, in the year in which the payment of any shares of Common Stock in satisfaction of a Performance Share award will be taxable to such Participant.

   2.10. "Disability" shall have the same meaning as under the Company-sponsored long-term disability plan under which the applicable Participant is then eligible to participate.

   2.11. "Eligibility Period" means a period, as determined by the Committee pursuant to Section 4.1.

   2.12. "Fair Market Value" means as of any given date the last reported sales price on such date of Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which such Common Stock is listed or on NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of such Common Stock shall be determined by the Committee in good faith.

   2.13. "Good Reason" shall mean (i) any proposed reduction in the Participant's base salary, provided that base salary may be reduced (and such reduction would not constitute "Good Reason") by up to 10% due to a reduction in compensation generally applicable to Participants; (ii) the Participant has his responsibilities or areas of supervision within the Company substantially reduced (in the Participant's reasonable judgment); or (iii) a Change of Control has occurred within two years prior to the Participant's termination of employment.

   2.14. "Non-Employee Director" means a member of the Board of Directors who qualifies as (i) a "non-employee director," as defined in Rule 16b-3, as promulgated by the Securities Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Securities Exchange Commission, and as (ii) an "outside director," as defined in Section 1.162-27(e)(3) of the Treasury Regulations issued under Section 162(m) of the Code, or any successor definition adopted by the Department of the Treasury.

   2.15. "Normal Retirement" means termination of employment after attainment of age 65. However, the Committee, within its discretion, may determine that a Participant who terminates employment prior to age 65 has terminated by virtue of Normal Retirement.

   2.16. "Participant" means a person who is designated, pursuant to Article III, to be eligible to receive benefits under the Plan.

   2.17. "Performance Goals" means the performance standards established by the Committee pursuant to Section 4.4.

   2.18. "Performance Period" means a period of service, as determined pursuant to Section 4.2, over which the extent of achievement of established Performance Goals will be measured. For purposes of applying to Covered Employees the various rules of the performance-based compensation exemption under Section 162(m)(4)(C) of the Code and the Treasury Regulations issued thereunder, the Performance Period shall be the "period of service to which the Performance Goals relate" (as defined in Treasury Regulation Section 1.162-27(e) (2)).

   2.19. "Performance Share" means an award, designated in terms of a share of Common Stock, granted pursuant to the Plan.

   2.20. "Plan" means this Capital Re Corporation Performance Share Plan, as amended from time to time.

   2.21. "Pro-rated" or "Pro-rata" means, for purposes of determining the amount of Common Stock payable to a Participant whose eligibility to participate in the Plan with respect to an Eligibility Period ceases prior to the end of such Eligibility Period for any of the reasons described in Section 3.2 or subsection (a), (b),
(c) or (d) of Section 5.3, the percentage to be applied to the Common Stock that would have been payable at the end of the Performance Period to such Participant if he had been eligible to participate for the entire Eligibility Period. Such percentage shall equal the number of months (rounded to the nearest whole month) of the Eligibility Period during which the Participant was designated by the Committee as eligible to participate in the Plan divided by the number of months (rounded to the nearest whole month) in such Eligibility Period. A Participant who, pursuant to Section 3.2 but subject to the limitations of Section 4.3, is designated as eligible to participate in the Plan after the applicable Eligibility Period has commenced, shall, for purposes of this Section 2.21, be deemed to have been eligible as of the beginning of such Eligibility Period; provided, however, that the Committee shall, in accordance with its authority under Section 4.8, have the discretion to reduce the Prorated Common Stock award that is otherwise payable to such Participant to account for such late commencement of participation.

III. ELIGIBILITY AND PARTICIPATION

  3.1. ELIGIBILITY. Participation in the Plan shall be limited to officers and other key employees of the Company or any of its subsidiaries or other affiliates who are designated to be eligible by the Committee.

  3.2. PARTICIPATION IN PERFORMANCE SHARE AWARDS. The Committee will determine the persons who will participate for each Eligibility Period under the Plan. Subject to Section 4.3, after an Eligibility Period has commenced, persons may be designated as eligible to participate in the Plan with respect to such Eligibility Period. The award of Performance Shares with respect to a Performance Period contained in any Eligibility Period does not guarantee participation in subsequent Eligibility Periods.

IV. PLAN DESIGN

  4.1. ELIGIBILITY PERIOD. An Eligibility Period is a certain period of time, as determined by the Committee, over which eligibility to receive benefits under the Plan shall be measured. The initial Eligibility Period under the Plan shall begin on July 1, 1996 and terminate on December 31, 1999. The second Eligibility Period shall begin on January 1, 1998 and terminate on December 31, 2001. Subsequent Eligibility Periods under the Plans shall commence and terminate as determined by the Committee in its sole discretion. The Committee may establish a separate Eligibility Period for persons determined to be eligible for participation after the commencement of any Eligibility Period.

  4.2. PERFORMANCE PERIOD. Each Eligibility Period under the Plan shall include a Performance Period which shall be a specified period of service over which the achievement of applicable Performance Goals will be measured. The initial Performance Period under the Plan shall begin on July 1, 1996 and terminate on December 31, 1999. The second Performance Period shall begin on January 1, 1998 and terminate on December 31, 2001. Subsequent Performance Periods shall commence and terminate as determined by the Committee; provided that each such Performance Period shall commence coincident with or after the commencement of the corresponding Eligibility Period and shall terminate coincident with or prior to the termination of the corresponding Eligibility Period. Nothwithstanding the foregoing, in the event of a Change of Control, the Performance Period shall terminate. The Committee may also establish a separate Performance Period for persons determined to be eligible for participation after the commencement of any Performance Period.

  4.3. PERFORMANCE SHARE AWARDS. On or about the commencement of each Eligibility Period under the Plan, the Committee shall establish the minimum and maximum Performance Shares that may be awarded to each Participant in the Plan for such Eligibility Period and the basis for such awards. The Committee may also award Performance Shares to persons determined to be eligible for participation after the commencement of any Eligibility Period. Notwithstanding the foregoing, no Performance Shares shall be awarded to Covered Employees on or after the 90th day of the Performance Period contained within the applicable Eligibility Period or, if earlier, after 25% of such Performance Period has elapsed. Performance Shares must be awarded to Covered Employees at a time when the outcome of the Performance Goals established or to be established for the applicable Performance Period is substantially uncertain. The Performance Shares awarded to any Covered

Employee and the terms and conditions applicable to such Performance Shares must be finalized in writing by the Committee on or prior to the applicable adjustment deadline described in the preceding sentences. Each award of Performance Shares under the Plan shall be evidenced by a written "Notice of Award," which shall be signed by an authorized officer of the Company and by the Participant and shall contain such terms and conditions as are approved by the Committee. Such terms and conditions need not be the same in all cases.

  4.4. PERFORMANCE GOALS.

  (a) Performance Goals with respect to each Performance Period shall be established by the Committee. The Committee may in its discretion adjust the terms of such Performance Goals; provided that Performance Goals applied to Covered Employees ("Covered Employees' Performance Goals") shall not be adjusted on or after the 90th day of the applicable Performance Period or, if earlier, after 25% of the applicable Performance Period has elapsed. No Covered Employees' Performance Goals shall be adjusted at a time when the outcome of such Performance Goals is no longer substantially uncertain. Covered Employees' Performance Goals must be finalized in writing by the Committee on or prior to the applicable adjustment deadline described in the preceding sentences.

  (b) The Performance Goals set by the Committee shall be based on specified criteria as determined by the Committee, which shall specify the manner in which such Performance Goals shall be calculated. Covered Employees' Performance Goals shall be based on objective business criteria, which shall include one or more of the following: earnings per share, total shareholder return, operating earnings, growth in assets, return on equity, return on capital, market share, stock price, net income, cash flow, and retained earnings. Performance Goals also may be based upon the attainment of specified levels of performance of the Company under one or more of the measures described above relative to the performance of other corporations.

  (c) All of the provisions of this Section 4.4 are subject to the requirement that all Covered Employees' Performance Goals shall be objective performance goals satisfying the requirement for "performance-based compensation" within the meaning of Section 162(m)(4) of the Code and the Treasury Regulations issued thereunder.

  (d) In the event of a Change of Control, instead of the Performance Goals established pursuant to Sections 4.4(a) and (b) above, the sole Performance Goal for the Performance Period that ends with the Change of Control shall be stock price. If the Change of Control occurs during the first two years of the Performance Period and if the stock price of Company Common Stock has increased by 100% as of the Change of Control, compared to the first day of the Performance Period, the Participant shall be awarded for the Performance Period the maximum Performance Shares that may be awarded to such Participant as established by the Committee for such period. If the Change of Control occurs after the end of the second year of the Performance Period and if the stock price of Company Common Stock has increased by 150% as of the Change of Control, compared to the first day of the Performance Period, the Participant shall be awarded for the Performance Period the maximum Performance Shares that may be awarded to such Participant as established by the Committee for such period. If the stock price of Company Common Stock has increased by less than 100% (during the first two years of the Performance Period) or 150% (after the end of the second year of the Performance Period) as the case may be, the Participant shall be awarded a pro-rated portion of the Performance Shares that would have otherwise been payable to the Participant based on the ratio that the stock price of Company Common Stock has increased as of the Change of Control from the first day of such Performance Period compared to whichever of the foregoing percentages is applicable.

  4.5. AVAILABLE COMMON STOCK. The maximum number of shares of Common Stock which shall be available for distribution in satisfaction of awards under the Plan during its term shall not exceed 750,000, subject to adjustment as provided in Section 4.6. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares or may be purchased in the open market.

  4.6. ADJUSTMENT TO SHARES. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to Common Stock or other change in corporate structure affecting such Common Stock, the Committee may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan or in the number and kind of shares subject to outstanding Performance Share awards under the Plan. The Committee shall make such substitutions or adjustments as in its discretion it determines to be appropriate and equitable to prevent dilution or enlargement of rights hereunder; provided, however, that the number of shares of Common Stock subject to any Performance Share award shall always be a whole number.

  4.7. MAXIMUM AWARD. The maximum number of shares of Common Stock that may be issued to any Covered Employee with respect to any Eligibility Period pursuant to any Performance Share award is 250,000 (subject to adjustment as provided in Section 4.6). This limit includes any portion or amount of Common Stock that is withheld for taxes (as described in Section 5.2).

  4.8. COMMITTEE DISCRETION TO ADJUST AWARDS. At any time prior to the time the Committee determines, pursuant to Section 5.1, the amount of shares of Common Stock that are to be paid to any Participant in satisfaction of a Performance Share award hereunder, the Committee shall have the authority to modify, amend, or adjust the terms and conditions of such Performance Share award, the terms and conditions of the corresponding Performance Goals, and/or the amount of Common Stock payable, provided, however, such authority to modify, amend or adjust the terms and conditions of such Performance Share award shall be exercised to reduce an award only in unusual circumstances not anticipated in the original design of the Plan. However, the Committee shall have no authority to increase directly or indirectly or to otherwise adjust upwards the amount of Common Stock payable to a Covered Employee with respect to a particular Performance Share award or to take any other action to the extent that such action or the Committee's ability to take such action would cause any payment under the Plan to any Covered Employee to fail to qualify as "performance-based compensation" within the meaning of Code Section 162(m)(4) and the Treasury Regulations issued thereunder.

V. PAYMENT

  5.1. COMMITTEE DETERMINATION OF COMMON STOCK PAYABLE. After a Performance Period has ended, each Participant who has been awarded Performance Shares and satisfied the Performance Goals with respect to such Performance Period shall be entitled to receive a specified number of shares of Common Stock as determined by the Committee. The Committee shall determine the extent to which the Performance Goals set pursuant to Section 4.4 have been met, (as Pro-rated in accordance with Sections 2.18, 3.2, and/or 5.3, if applicable). With respect to Performance Shares awarded to Covered Employees, no payment of Common Stock shall be made hereunder prior to written certification by the Committee that the applicable Performance Goal or Goals have been satisfied to a particular extent for the Performance Period, and no Common Stock shall be payable unless a preestablished minimum level of achievement of the Performance Goals has been met. The date on which the Committee determines the number of shares of Common Stock payable to a Participant shall be the date on which such Participant will become the owner of such shares, regardless of when the underlying stock certificate or certificates are actually delivered to such Participant, and such Participant will enjoy all rights of ownership of such shares of Common Stock as of that date (the "Ownership Date").

  5.2. TIMING AND FORM OF PAYMENT. Shares of Common Stock payable to Participants pursuant to Section 5.1 shall be distributed as follows:

    (a) Fifty percent (50%) of the number of shares of Common Stock payable to a Participant shall be converted to a dollar amount based on the Fair Market Value of Common Stock on the last day of the Performance Period and, subject to Section 5.2(b) and Section 5.2(d), be distributable in a single, lump sum cash payment.

    (b) The Company shall have the right to deduct first from cash distributions hereunder any federal, state, or local taxes required by law to be withheld with respect to such distributions, and such additional amounts of withholding as are reasonably requested by the Participant. Accordingly, the amount of federal, state, and/or local taxes required, or agreed, to be withheld by the Company with respect to the dollar amount determined pursuant to subsection (a) above shall, for purposes of satisfying these withholding obligations, be deducted from the dollar amount of the cash payment and paid by the Company to the appropriate taxing authorities. If the entire cash distribution is insufficient to satisfy the withholding obligations, the Company shall have the right to deduct amounts from the Common Stock distributable to satisfy such withholding obligations.

    (c) Fifty percent (50%) of the number of shares of Common Stock payable to a Participant shall, subject to Section 5.2(b) and Section 5.2(d), be paid to the Participant in shares of Common Stock as soon as practicable following the end of the Performance Period.

    (d) A Participant may elect by a written notice delivered to the Company, prior to the last day of the Performance Period, to have greater than fifty percent (50%) of the number of shares of Common Stock payable to a Participant for such Performance Period distributed to the Participant in shares of Common Stock, subject to the Participant's satisfaction of all withholding obligations with respect to such distribution by the Company withholding from the cash and/or shares of Common Stock distributable to the Participant or by the Participant paying to the Company any amount that the Company may reasonably determine to be necessary to satisfy such withholding obligations.

5.3. DISTRIBUTION UPON TERMINATION OF EMPLOYMENT.

  (a) Death. If a Participant in the Plan dies before the end of an Eligibility Period for which Performance Shares have been granted to him, such Participant's Beneficiary will be eligible for a Pro-rated portion of the Performance Shares that would have otherwise been payable to the Participant after the end of the applicable Performance Period. This distribution, if any is payable, will be made to the Beneficiary in the same form and at the same time that all other Participants under the Plan receive their distributions with respect to that Performance Period.

  (b) Disability. If a Participant in the Plan, upon becoming Disabled, terminates employment with the Company before the end of an Eligibility Period for which Performance Shares have been granted to him, the Participant will be eligible for a Pro-rated portion of the Performance Shares that would have otherwise been payable to him after the end of the applicable Performance Period. This distribution, if any is payable, will be made to the Participant in the same form and at the same time that all other Participants under the Plan receive their distributions with respect to that Performance Period.

  (c) Normal Retirement. If a Participant in the Plan terminates employment upon attaining Normal Retirement before the end of an Eligibility Period for which Performance Shares have been granted to him, the Participant will be eligible for a Pro-rated portion of the Performance Shares that would have otherwise been payable to him after the end of the applicable Performance Period. This distribution, if any is payable, will be made to the Participant in the same form and at the same time that all other Participants under the Plan receive their distributions with respect to that Performance Period.

  (d) Termination of Employment Without Cause. If (i) the Company terminates a Participant's employment other than for Cause or (ii) the Participant terminates the Participant's employment at the request of the Company, before the end of an Eligibility Period for which Performance Shares have been granted to him, the Participant will be eligible for the Performance Shares that would have otherwise been payable to him after the end of the applicable Performance Period. This distribution, if any is payable, will be made to the Participant in the same form and at the same time that all other Participants under the Plan receive their distributions with respect to that Performance Period.

  (e) Termination of Employment for Good Reason. If the Participant terminates the Participant's employment for Good Reason, before the end of an Eligibility Period for which Performance Shares have been granted to him, the Participant will be eligible for a Pro-rated portion of the Performance Shares that would have otherwise been payable to him after the end of the applicable Performance Period. This distribution, if any is payable, will be made to the Participant in the same form and at the same time that all other Participants under the Plan receive their distributions with respect to that Performance Period.

  (f) Other Termination of Employment. If, before the end of an Eligibility Period for which Performance Shares have been granted to him, a Participant in the Plan incurs a termination of employment for any reason other than those specified in subsections (a)-(e) of this Section 5.3, whether voluntary or involuntary and a Change of Control has not occured, he shall forfeit all rights to receive any payment of Performance Shares with respect to such Eligibility Period.

  5.4. BENEFICIARY DESIGNATION. A Participant may designate a Beneficiary who is to receive, upon his death, the distributions that otherwise would have been paid to him. All designations shall be in writing and shall be effective only if and when delivered to the [Vice President--Human Resources] of the Company during the lifetime of the Participant. If a Participant designates a Beneficiary without providing in the designation that the Beneficiary must be living at the time of each distribution, the designation shall vest in all of the distribution whether payable before or after the Beneficiary's death, and any distributions remaining upon the Beneficiary's death shall be made to the Beneficiary's estate.

  A Participant may from time to time during his lifetime change his Beneficiary by a written instrument delivered to the [Vice President--Human Resources] of the Company. In the event a Participant shall not designate a Beneficiary as aforesaid, or if for any reasons such designation shall be ineffective, in whole or in part, the distribution that otherwise would have been paid to such Participant shall be paid to his estate, and in such event the term "Beneficiary" shall include his estate.

VI. ADMINISTRATION

  6.1. COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board of Directors, or such other Committee of the Board of Directors, composed exclusively of not less than two Non-Employee Directors, each of whom shall be appointed by and serve at the pleasure of the Board of Directors. The Committee may designate person(s) who are Company employees to oversee the day to day administration of the Plan.

  6.2. GENERAL RIGHTS, POWERS, AND DUTIES OF COMMITTEE. The Committee shall be responsible for the management, operation, and administration of the Plan. Subject to the limitations contained in Section 4.8 and to the remaining terms of the Plan, the Committee shall, in addition to those provided elsewhere in the Plan, have the following powers, rights, and duties:

    (a) To maintain records concerning the Plan sufficient to prepare reports, returns and other information required by the Plan or by law;

    (b) To direct the payment of benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan; and

    (c) To be responsible for the preparation, filing and disclosure on behalf of the Plan of such documents and reports as are required by any applicable federal or state law.

  The Committee shall also have the authority to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and any Notice of Award or other agreement relating thereto), and to otherwise supervise the administration of the Plan.

  Any determination made by the Committee pursuant to the provisions of the Plan with respect to any grants, payments, or other transactions under the Plan shall be made in the sole discretion of the Committee at the time of the grant, payment, or other transaction or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan Participants.

  6.3. INFORMATION TO BE FURNISHED TO COMMITTEE. Participants and their Beneficiaries shall furnish to the Committee such evidence, data, or information and execute such documents as the Committee requests.

  6.4. RESPONSIBILITY AND INDEMNIFICATION. No member of the Committee or of the Board of Directors or any person who is designated to oversee the day to day administration of the Plan (as provided in Section 6.1) shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his own fraud or willful misconduct; nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer, or employee of the Company within the scope of his Company duties. Each member of the Committee shall be indemnified and held harmless by the Company for any liability arising out of the administration of the Plan, to the maximum extent permitted by law.

VII. AMENDMENT AND TERMINATION

  7.1. AMENDMENT. The Plan may be amended in whole or in part by the Company, by action of the Board of Directors, at any time. The Committee reserves the unilateral right to change any rule under the Plan if it deems such a change necessary to avoid the application of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to the Plan. No amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or by agreement.

  7.2. COMPANY'S RIGHT TO TERMINATE. The Company reserves the sole right to terminate the Plan, by action of the Board of Directors, at any time.

VIII. MISCELLANEOUS

  8.1. NO IMPLIED RIGHTS; RIGHTS ON TERMINATION OF SERVICE. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, Beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, the Company shall not be required or be liable to make any payment under the Plan.

  8.2. NO RIGHT TO COMPANY ASSETS. Neither the Participant nor any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company. Nothing contained in the Plan constitutes a guarantee by the Company that the assets of the Company shall be sufficient to pay any benefit to any person.

  8.3. NO EMPLOYMENT RIGHTS. Nothing herein shall constitute a contract of employment or of continuing service or in any manner obligate the Company to continue the services of the Participant, shall obligate the Participant to continue in the service of the Company, or shall serve as a limitation of the right of the Company to discharge any of its employees, with or without cause. Nothing herein shall be construed as fixing or regulating the compensation payable to the Participant.

  8.4. OTHER BENEFITS. No Common Stock paid under the Plan shall be considered compensation for purposes of computing benefits under any "employee benefit plan" (as defined in Section 3(3) of ERISA) of the Company nor affect any benefits or compensation under any other benefit or compensation plan of the Company now or subsequently in effect (except as provided to the contrary in such Company plan).

  8.5. OFFSET. If, at the time payments are to be made hereunder, the Participant or the Beneficiary or both are indebted or obligated to the Company, then the payments under the Plan remaining to be made to the Participant or the Beneficiary or both may, at the discretion of the Company, be reduced by the amount of such indebtedness or obligation, provided, however, that an election by the Company not to reduce any such payment or payments shall not constitute a waiver of its claim for such indebtedness or obligation.

  8.6. NON-ASSIGNABILITY. Neither the Participant nor any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any payable hereunder or any part thereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable prior to actual payment shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by the Participant or any other person, or be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

  8.7. NOTICE. Any notice required or permitted to be given under the Plan shall be sufficient if in writing and hand delivered, sent by registered or certified mail, or sent by facsimile to the Company at its principal office, directed to the attention of the Committee c/o the Chief Financial Officer of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail or facsimile, as of the date shown on the postmark, facsimile, or the receipt for registration or certification.

  8.8. GOVERNING LAWS. The Plan and all awards made and actions taken under the Plan shall be governed and construed according to the laws of the State of Delaware.

  8.9. GENDER AND NUMBER. Where appropriate, references in this Plan to the masculine shall include the feminine, and references to the singular shall include the plural.

  8.10. SEVERABILITY. In the event any provision of the Plan shall be held legally invalid for any reasons, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                                                                     APPENDIX C

                            CAPITAL RE CORPORATION

                             ANNUAL INCENTIVE PLAN
                                      FOR
                          COVERED EXECUTIVE OFFICERS

  1. PURPOSE. The purpose of the "Capital Re Corporation Annual Incentive Plan for Covered Executive Officers" (the "Plan") is to establish one or more performance goals for payment of annual incentive compensation and the maximum amount of such incentive compensation that may be paid to certain executive officers. It is the intention of the Compensation Committee (the "Committee") of the Board of Directors of the Corporation that annual incentive compensation awarded to each Covered Executive Officer (as defined below) pursuant to the Plan for the taxable year commencing January 1, 1997 and each taxable year thereafter be deductible by the Corporation for federal income tax purposes in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Regulations relating thereto (the "Regulations").

  2. COVERED EXECUTIVE OFFICERS. This Plan shall apply to any individual (a "Covered Executive Officer") who, on the last day of a taxable year, commencing with the taxable year beginning January 1, 1997, is (a) the chief executive officer of the Corporation or is acting in such capacity, or (b) is among the four highest compensated executive officers (other than the chief executive officer) of the Corporation. Whether an individual is the chief executive officer or among the four highest compensation executive officers shall be determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934.

  3. INCENTIVE COMPENSATION AWARD/ESTABLISHMENT OF PERFORMANCE GOALS. An incentive compensation award to a Covered Executive Officer pursuant to this Plan may be paid in the form of cash, stock options (in addition to stock options granted under the Corporation's Stock Option Plan), stock or restricted stock, or any combination thereof. Payment of an incentive compensation award to a Covered Executive Officer under this Plan is provided herein. The Committee shall retain the discretion to reduce the incentive compensation award payable to a Covered Executive Officer, notwithstanding attainment of any performance goal.

  The Committee shall establish in writing one or more performance goals to be attained for a Performance Period for each Covered Executive Officer on or before the latest date permitted under Section 162(m) of the Code, the Regulations or in any other regulations promulgated thereunder or in rulings or advisory opinions published by the Internal Revenue Service (the "IRS"). Performance goals may be based on any one or more of the following business criteria (as defined in paragraph 4 below) as the Committee may select:

    .Quality of Assumed Business
    .Earnings Per Share
    .Investment Portfolio
    .Net Income
    .Operating Ratios
    .Return on Average Equity
    .Written Premium

  The maximum amount of an incentive compensation award for any Performance Period to any Covered Executive Officer shall be a dollar amount not to exceed 175% of an individual's base salary at the commencement of the given Performance Period.

  4. DEFINITIONS. For purposes of this Plan and for determining whether a particular performance goal is attained, the following terms shall have the meanings given them below:

    (a) The term "Quality of Assumed Business" shall mean the expected frequency and severity of loss associated with the business assumed by the Corporation.

    (b) The term "Earnings Per Share" shall mean the net income per share of common stock which shall be computed by dividing net income (excluding realized gains or losses and foreign exchange adjustments) by the weighted average number of shares of common stock outstanding during the year.

    (c) The term "Investment Portfolio" shall mean the total return on the consolidated investment portfolio against total return of the benchmark portfolio.

    (d) The term "Net Income" shall mean the Corporation's net income for the applicable Performance Period as reported in the Corporation's consolidated financial statements, adjusted to eliminate the effect of (1) restatements of prior periods' financial results relating to an acquisition accounted for as a pooling of interests; (2) losses resulting from discontinued operations; (3) extraordinary gains or losses; (4) the cumulative effect of changes in generally accepted accounting principles; and (5) any other unusual, non-recurring gain or loss which is separately identified and quantified in the Corporation's financial statements.

    (e) The term "Operating Ratios" shall mean the GAAP ratios which reflect the performance of the Corporation relative to claims and expenses, including but not limited to the loss ratio, the expense ratio and the combined ratio.

    (f) The term "Performance Period" shall mean the calendar year, commencing January 1 and ending December 31.


    (g) The term "Return on Average Equity" shall mean the Net Income divided by the average common stockholders' equity for the Performance Period.

    (h) The term "Written Premium" shall mean the amount of premiums written during the Performance Period (before reinsurance) as stated in the GAAP financial statements.

  5. EFFECTIVE DATE; AMENDMENT AND TERMINATION. This Plan shall be effective as of January 1, 1997; provided, however, that no incentive compensation award shall be paid pursuant to this Plan unless this Plan has been approved by the stockholders of the Corporation. The Committee may at any time terminate, suspend, amend or modify this Plan except that stockholder approval shall be required for any amendment or modification to this Plan that, in the opinion of counsel, would be required by Section 162(m) of the Code, the Regulations, or any other regulations promulgated under the Code, or rulings or advisory opinions published by the IRS.

                            CAPITAL RE CORPORATION
              Proxy Solicited on behalf of the Board of Directors
                 Annual Meeting of Stockholders - May 21, 1997

    The undersigned holder of the Common Stock of Capital Re Corporation (the "Company") acknowledges receipt of the Proxy Statement and Notice of Annual Meeting of Stockholders, dated and hereby constitutes and appoints Michael E. Satz, Jerome F. Jurschak, and Alan S. Roseman, or any of them acting singly in the absence of the others, the true and lawful proxy or proxies for and in the name of the undersigned to vote the shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 21, 1997, and at any adjournment of adjournments thereof.

    Shares represented by all properly executed proxies will be voted in accordance with the instructions appearing on this proxy. In the absence of specific instructions, proxies will be voted FOR the election of Directors and in favor of Proposals (b), (c), and (d) on the reverse side and in the best discretion of the proxy holders as to any other matters.

                         (Continued on reverse side.)



                           . FOLD AND DETACH HERE .


(a) Election of Directors
      FOR all nominees         WITHHOLD            Michael E. Batz, Harrison W. Conrad, Richard L. Huber, Steven D. Kesler, Steven
    listed to the right        AUTHORITY           H. Newman, Philip H. Robinson, Edwin L. Russell, Dan R. Skowronski, Barbara D.
     (except as marked      to vote for all        Stewart, Jeffrey F. Stuermer.
      to the contrary)      nominees listed
                              to the right         (Instructions:  To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)
          [_]                    [_]               ---------------------------------------------------------------------------------

(b) Proposal to approve the Stock Option                 (c) Proposal to approve the Performance      (d) Proposal to approve the
    Plan Renewal                                             Share Plan                                   Annual Incentive Plan

          FOR    AGAINST   ABSTAIN                                  FOR    AGAINST   ABSTAIN                FOR    AGAINST   ABSTAIN

          [_]      [_]       [_]                                    [_]      [_]       [_]                  [_]      [_]       [_]

                                                                                                 Execute proxy exactly as your name
                                                                                                 appears on this form.  If stock is
                                                                                                 registered in more than one name,
                                                                                                 each joint owner should sign.  When
                                                                                                 signing as trustee, executor or
                                                                                                 other fiduciary, please so
                                                                                                 indicate.

                                                                                                 Dated:                     , 1997
                                                                                                        -------------------

                                                                                                 -----------------------------------
                                                                                                             (Signature)

                                                                                                 -----------------------------------
                                                                                                     (Signature if held jointly)

                                                                                                 PLEASE COMPLETE, DATE, SIGN AND
                                                                                                 MAIL THIS PROXY PROMPTLY IN THE
                                                                                                 ENCLOSED POSTAGE-PAID ENVELOPE.
------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE